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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SYMMETRICOM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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SYMMETRICOM, INC.
2300 ORCHARD PARKWAY
SAN JOSE, CA 95131-1017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 31, 2008

Annual Meeting

        The Annual Meeting of Stockholders of Symmetricom, Inc., a Delaware corporation (the "Company"), will be held on Friday, October 31, 2008 at 10:00 a.m. at the offices of the Company, at 2300 Orchard Parkway, San Jose, California 95131-1017.

        At the meeting, stockholders will consider and vote upon the following proposals:

        1.     ELECTION OF DIRECTORS.    To vote in the election of the nine directors who have been properly nominated as set forth in the Proxy Statement.

        2.     RATIFICATION AND APPROVAL OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.    To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year.

        3.     APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S 2006 INCENTIVE AWARD PLAN.    To approve the amendment and restatement of the Company's 2006 Incentive Award Plan to, among other things, increase the number of shares authorized for issuance thereunder by 5,500,000 shares.

        4.     OTHER BUSINESS.    To transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

        The Board of Directors has fixed the close of business on September 12, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that day will be entitled to vote at the meeting, notwithstanding any transfer of shares on the books of the Company after that date.

        A Proxy Statement, which contains information with respect to the matters to be voted upon at the meeting, and a Proxy card and return envelope are furnished herewith. Management urges each stockholder to read the Proxy Statement carefully.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ WILLIAM SLATER William Slater Corporate Secretary
San Jose, California Dated: September 26, 2008

IT IS DESIRABLE THAT AS MANY OF THE STOCKHOLDERS AS POSSIBLE BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY. YOU ARE CORDIALLY INVITED TO ATTEND IN PERSON. REGARDLESS OF WHETHER YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY SO THAT YOUR SHARES WILL BE REPRESENTED IN THE EVENT YOU ARE UNABLE TO ATTEND. SIGNING A PROXY CARD AT THIS TIME WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

SYMMETRICOM, INC.
2300 ORCHARD PARKWAY
SAN JOSE, CA 95131-1017

PROXY STATEMENT

GENERAL

Date, Time and Place

        This Proxy Statement (the "Proxy Statement") is furnished to the stockholders of Symmetricom, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors (the "Board") of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m. on Friday, October 31, 2008, at the principal executive offices of the Company at the address set forth above, and any and all postponements or adjournments thereof. It is anticipated that this Proxy Statement and the enclosed proxy card (the "Proxy") will be sent to such stockholders on or about September 26, 2008.

Purposes of the Annual Meeting

        The purposes of the Annual Meeting are to (1) elect nominees for the Board, (2) ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year, (3) approve the amendment and restatement of the Company's 2006 Incentive Award Plan to, among other things, increase the number of shares authorized for issuance thereunder by 5,500,000 shares, and (4) transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

Record Date and Share Ownership

        Stockholders of record at the close of business on September 12, 2008 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 44,009,362 shares were outstanding. For information regarding security ownership by management and by 5% stockholders, see "Other Information—Share Ownership by Principal Stockholders and Management," below.

Proxy/Voting Instruction Cards and Revocability of Proxies

        If you hold shares as a registered stockholder in your own name, you should complete, sign and date the enclosed Proxy card as promptly as possible and return it using the enclosed envelope. If your shares are held in street name through a bank, broker or other nominee, your broker, bank or other nominee will provide you with separate voting instructions on a form you will receive from them. Many such firms make telephone or Internet voting available.

        The shares represented by Proxies received, properly marked, dated, signed and not revoked will be voted at the Annual Meeting in accordance with the voting instructions contained therein. Where such Proxies specify a choice with respect to any matter to be acted on, the shares will be voted in accordance with the specifications made. Any Proxy that is returned using the form of Proxy enclosed and that is not marked as to a particular item will be voted, as the case may be, with respect to the item not marked: FOR the election of the Company's nominees as directors, FOR ratification of the appointment of the designated independent registered public accounting firm, FOR the amendment and restatement of the Company's 2006 Incentive Award Plan to, among other things, increase the number of shares authorized for issuance thereunder by 5,500,000 shares, and as the proxy holders deem advisable on other matters that may properly come before the meeting.

        Any stockholder, including a stockholder personally attending the meeting, may revoke his or her Proxy at any time prior to its use by filing with the Secretary of the Company, at the corporate offices at 2300 Orchard Parkway, San Jose, California 95131-1017, a written notice of revocation or a duly executed Proxy bearing a later date or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, revoke a Proxy.

Voting and Solicitation

        Holders of record of shares of common stock on the Record Date are entitled to one vote per share on all matters to be acted upon at the meeting, including the election of directors. Votes cast by Proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. In general, Delaware law provides that a quorum consists of a majority of the outstanding shares of common stock on the Record Date present in person or represented by Proxy and entitled to vote at the Annual Meeting. The Inspector will treat abstentions, withheld votes and broker non-votes (which occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because the broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner) as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

        Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. All other proposals require the affirmative vote of a majority of the votes present in person or by Proxy at the Annual Meeting and entitled to vote thereon. Neither withheld votes nor broker non-votes will have any effect on the outcome of the election of directors. For all other proposals, abstentions will have the same practical effect as votes against these proposals, because they represent share that are present but not votes that are cast. Broker non-votes will not be counted as votes for or against these other proposals and will not be included in counting the number of votes necessary for approval of the proposals. There are no statutory or contractual rights of appraisal or similar remedies available with any matter to be voted upon at the Annual Meeting.

        The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Stockholder Proposals for the Next Annual Meeting

        Any proposal to be presented at the Company's next Annual Meeting of Stockholders must be received at the Company's principal office no later than May 29, 2009, in order to be considered for inclusion in the Company's proxy materials for such meeting. Any such proposals must be submitted in writing and addressed to the attention of the Company's Corporate Secretary at 2300 Orchard Parkway, San Jose, California 95131-1017. In accordance with our Bylaws, proposals of stockholders intended to be presented at the Company's 2009 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy statement and form of proxy relating to that meeting must be received by the Company no later than the close of business 60 days nor earlier than 90 days prior to the scheduled date of the meeting (regardless of any postponements, deferrals or adjournments of that meeting to a later date). We currently anticipate that our 2009 Annual Meeting of Stockholders will be held on October 30, 2009.

 PROPOSAL No. ONE

ELECTION OF DIRECTORS

Nominees

        A Board of nine directors is to be elected at the Annual Meeting. The Bylaws of the Company presently provide that the number of directors which shall constitute the whole Board shall be fixed from time to time by resolution adopted by the Board, and the number of directors is presently set at nine. Unless otherwise instructed, the proxy holders will vote the Proxies received by them for the Company's nine nominees named below, all of whom are presently directors of the Company. The nine nominees receiving the highest number of affirmative votes, up to the number of directors to be elected, will be elected as directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting or until his or her successor has been elected and qualified.

        The names of the nominees, and certain information about them, are set forth below:

Name	Age	Director Since	Principal Occupation or Employment
Nominees
Robert T. Clarkson	55	2000	Chairman of the Board of Symmetricom, Inc., and Partner-in-Charge of the Silicon Valley office of Jones Day
Thomas W. Steipp	59	1998	Chief Executive Officer of Symmetricom, Inc.
Alfred Boschulte(1)(3)	66	2002	Director of Transwitch Corporation
James A. Chiddix(2)	63	2007	Director of OpenTV Corporation and Vyyo Inc.
Elizabeth A. Fetter(2)(3)	50	2002	Former President, Chief Executive Officer, and Director of Jacent Technologies
Robert M. Neumeister Jr.(3)	58	1998	Interim Chief Executive Officer of Sourceforge, Inc. and Former Executive Vice President and Chief Financial Officer of Linux Networx, Inc.
Dr. Richard W. Oliver(1)	62	1997	Chief Executive Officer of American Learning Solutions
Richard N. Snyder(2)	63	1999	Chairman and Chief Executive Officer of Asure Software, Inc.
Robert J. Stanzione(1)	60	2005	Chairman and Chief Executive Officer of ARRIS Group, Inc.

(1)
Member of the Nominating and Governance Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Audit Committee.

        Mr. Clarkson is the partner-in-charge of the Silicon Valley office of Jones Day, an international law firm. Mr. Clarkson has been a partner with Jones Day since February 2003. From September 2000 to February 2003, Mr. Clarkson was an independent consultant and investor.

        Mr. Steipp has served as Chief Executive Officer of Symmetricom since December 1998. Mr. Steipp served as Chief Executive Officer and Chief Financial Officer of Symmetricom from December 1998 to October 1999. Mr. Steipp served as President and Chief Operating Officer, Telecom Solutions, a division of Symmetricom, from March 1998 to December 1998. Prior to joining Symmetricom, from February 1996 to February 1998, Mr. Steipp served as Vice President and General Manager of Broadband Data Networks, a division of Scientific-Atlanta, a transmission networks supplier.

        Mr. Boschulte has been a member of the Company's Board of Directors since October 2002. Mr. Boschulte was a Board member of Datum, Inc., which was acquired by the Company in October 2002. Mr. Boschulte is currently a Director of Transwitch Corporation, a communications ASIC developer, a member of the Board of the New York Independent System Operator where he is Chair of the Audit and Compliance Committee, and Chairman of Probe Financial Associates. In addition, Mr. Boschulte was Chairman, Chief Executive Officer and President of Nynex Mobile Communications, a cellular telephone company, from 1989 to 1995 and Chairman and Chief Executive Officer of Independent Wireless One Corp., a wireless telecommunications service provider, from 1999 to 2001.

        Mr. Chiddix joined as a director in April 2007. Mr. Chiddix was CEO and Chairman at OpenTV Corp., a provider of cable and satellite set-top box software, between March 2004 and March 2007, and remains on its board. Prior to OpenTV, Mr. Chiddix served from July 2001 to January 2004 as President of Mystro TV, a division of Time Warner Inc. that developed an early server-based time-shifting service for cable subscribers. For the 15 preceding years, he was Chief Technology Officer at Time Warner Cable, where he was responsible for technology strategy, engineering, and research and development. Mr. Chiddix is also on the board of Vyyo, Inc., a manufacturer of extended-bandwidth cable TV transmission equipment, Dycom Industries, Inc., a leading provider of construction and engineering services to the telecommunications, cable TV and power utility industries, and Virgin Media Inc., a primary provider of cable TV, broadband and fixed and wireless phone services in the United Kingdom.

        Ms. Fetter was most recently the President, Chief Executive Officer, and Director of Jacent Technologies, a privately held supplier of on-demand ordering solutions for the restaurant industry, from March 2007 until September 2007. Ms. Fetter has been a director of the Company since October 2002. She was a director of Datum Inc., which was acquired by the Company in October 2002, from March 2000 to October 2002. Ms. Fetter is currently a board member of Quantum Corporation, a data storage company, and Ikanos Corporation, a provider of broadband equipment. Ms. Fetter was President, Chief Executive Officer and a director of QRS Corporation, a retail supply chain and services company, from October 2001 through November 2004, when QRS was sold to Inovis Inc. She served as President, Chief Executive Officer and a director of NorthPoint Communications Group, Inc. from March 2000 to April 2001, after serving as a director since January 2000. Ms. Fetter previously was Vice President and General Manager of the Consumer Services Group at U.S. West, Inc. and also held various senior executive positions at Pacific Bell.

        Mr. Neumeister was Executive Vice President and Chief Financial Officer of Linux Networx, Inc., a privately held company in the high performance computing industry, from April 2006 until May 2007. Mr. Neumeister previously served from December 2002 until October 2005 as Executive Vice President and Chief Financial Officer of Dex Media, Inc., a NYSE listed company that was acquired in January 2006 by R.H. Donnelley. Mr. Neumeister has also served as Chief Financial Officer of Myriad Proteomics, Inc., a biotechnology company, from October 2001 to December 2002 and as Executive Vice President and Chief Financial Officer of Aerie Networks, Inc., a telecommunications company. From December 1998 to January 2000 Mr. Neumeister was Vice President, Finance and Director of

Finance of Intel Corporation, a semiconductor manufacturer. Mr. Neumeister is a board member of SourceForge Inc. where he currently serves as Chairman of the Board and Interim Chief Executive Officer.

        Dr. Oliver has been Chief Executive Officer of American Learning Solutions, a provider of web-based degree programs, since June 2000. Dr. Oliver is an Adjunct Professor of Management at the Owen Graduate School of Management at Vanderbilt University.

        Mr. Snyder is currently Chairman and Chief Executive Officer of Asure Software, Inc., a provider of workforce management software. Asure was formerly known as Forgent Networks until September 2007. Mr. Snyder had been Chairman of Forgent Networks since March 2000 and became Chief Executive Officer of Forgent Networks in June 2001. Prior to June 2001, Mr. Snyder was President and Chief Executive Officer of Corum Cove Consulting LLC, a consulting company that provided assistance to early stage technology companies.

        Mr. Stanzione has been a member of the Company's Board of Directors since May 2005. Mr. Stanzione is Chairman and Chief Executive Officer of ARRIS Group, Inc., a communications technology company. Prior to his service at ARRIS Group, he was President, Chief Operating Officer and a Director of ANTEC, Inc., a manufacturer of Cable TV networking equipment. Prior to joining ANTEC he was the President and Chief Executive Officer of ARRIS Interactive, a Nortel Networks/ANTEC joint venture. From 1969 to 1995, Mr. Stanzione held a range of senior management positions with AT&T. Mr. Stanzione is currently a board member of the National Cable & Telecommunications Association (NCTA) and the Georgia Cystic Fibrosis Foundation.

Vote Required; Recommendation of Board of Directors

        If a quorum is present and voting, the nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected as directors. Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. Abstentions, withheld votes, and broker non-votes will not affect the election of directors.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH HEREIN.

The Board of Directors and its Committees

        The Board has an Audit Committee, a Nominating and Governance Committee, a Compensation Committee, and a Stock Option Committee. During the fiscal year ended June 29, 2008, the number of Board, Audit Committee, Nominating and Governance Committee, and Compensation Committee meetings held were as follows:

Board/Committee	Meetings	Conference Calls	Total
Board	4	0	4
Audit	4	9	13
Compensation	4	2	6
Nominating and Governance	4	0	4

        The Stock Option Committee meets periodically as necessary.

        Each of the Company's current directors attended at least 75% of each of (i) the total number of meetings of the Board and (ii) the total number of meetings of committees of the Board on which such person served during the fiscal year ended June 29, 2008. Although the Company does not have a formal policy regarding attendance by members of the Board at its Annual Meeting, the Company encourages directors to attend, and historically many of them have done so. To facilitate attendance and reduce travel costs, the Company usually schedules its Annual Meeting to occur immediately before or after a periodic meeting of the Board, although in some years scheduling conflicts have prevented this arrangement.

        The Board has determined that all of the members of the Board, other than Mr. Steipp, are "independent" as that term is defined in the Nasdaq Marketplace Rules. Mr. Steipp is not considered independent because he is an executive officer of the Company. In addition, the Board has determined that each member of the Audit Committee also satisfies the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In determining that Mr. Stanzione is independent, the Board considered the Company's sale of products and services to Arris Group for approximately $175,000 and the Company's acquisition of equipment from Arris Group for approximately $2,000 in fiscal 2006, and the Company's sale of products and services to Arris Group for approximately $29,000 in the fiscal year ended June 29, 2008. Mr. Stanzione is the CEO of Arris Group.

        The Board has adopted a charter for the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee, each of which is posted on the Investor Relations section of our website at http://www.symmetricom.com.

  Audit Committee

        The primary purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee acts pursuant to a written charter that has been adopted by the Board. A more complete description of the powers and responsibilities delegated to the Audit Committee is set forth in the Audit Committee charter, which is posted on the Investor Relations section of our website at http://www.symmetricom.com. During the fiscal year ended June 29, 2008, the Audit Committee was composed of three (3) non-employee directors, Mr. Neumeister, Mr.Boschulte and Ms. Fetter. Mr. Neumeister served as Chair. The Board has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Board has further determined that Mr. Neumeister is an "audit committee financial expert" as defined by Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended (the "Securities Act").

  Compensation Committee

        The Compensation Committee oversees the Company's compensation philosophy, determines executive officers' and directors' salaries and incentive compensation, awards stock options to executive officers and employees under the Company's stock option plans, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. A more complete description of the powers and responsibilities delegated to the Compensation Committee is set forth in the Compensation Committee Charter, which is posted in the Investor Relations section of our website at http://www.symmetricom.com. During the fiscal year ended June 29, 2008, the Compensation Committee was composed of three (3) non-employee directors, Ms. Fetter, Mr. Chiddix and Mr. Snyder. Ms. Fetter served as Chair. All of the members of Compensation Committee are "independent" as defined in the Nasdaq Marketplace Rules.

  Stock Option Committee

        The Board has also created a Stock Option Committee of the Board, consisting solely of director Thomas Steipp, and vested in such Stock Option Committee the authority solely to grant equity awards to newly hired employees consistent with guidelines adopted by the Compensation Committee and specifically excluding any personnel who are intended to be Section 16 officers or otherwise directly report to the Chief Executive Officer.

  Nominating and Governance Committee

        The Nominating and Governance Committee establishes qualification standards for Board membership, identifies qualified individuals for Board membership, considers and recommends director nominees for approval by the Board and the stockholders and oversees the evaluation of the Board. The Nominating and Governance Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. A more complete description of the powers and responsibilities delegated to the Nominating and Governance Committee is set forth in the Nominating and Governance Committee Charter, which is posted in the Investor Relations section of our website at http://www.symmetricom.com. The Nominating and Governance Committee is composed of three (3) non-employee directors, Dr. Oliver, Mr. Boschulte and Mr. Stanzione. Dr. Oliver serves as Chair. All of the members of the Nominating and Governance Committee are "independent" as defined in the Nasdaq Marketplace Rules.

        To date, the Company has not received any recommendations from stockholders requesting that the Nominating and Governance Committee consider a candidate for inclusion among the Committee's slate of nominees in the Company's proxy statement. Candidates recommended by a stockholder would be evaluated in the same manner as candidates identified by the Nominating and Governance Committee. The Governance Committee plans to consider adopting and publishing a formal policy on stockholder recommendations for director nominees.

        In evaluating director nominees, the Nominating and Governance Committee considers the following factors:

  •
  personal and professional integrity, ethics and values;

  •
  experience in corporate management, such as serving as an officer or former officer of a publicly held company;

  •
  experience in the Company's industry and with relevant social policy concerns;

  •
  experience as a board member of another publicly held company;

  •
  academic expertise in an area of the Company's operations; and

  •
  practical and mature business judgment.

        Other than the foregoing, there are no stated minimum criteria for director nominees. The Nominating and Governance Committee may, however, consider such other factors as it deems are in the best interests of the Company and its stockholders.

        The Nominating and Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new perspectives. If any member of the Board does not wish to continue in service, or if the Nominating and Governance Committee decides not to nominate a member for re-election, unless the Board determines not to fill a vacancy the Committee will identify the desired skills and experience of a new nominee as outlined above. Since 2006, the Company has not engaged a third party to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right to do so in the future.

        Stockholders may send any recommendations for director nominees or other communications to the Board or any individual director c/o Secretary, 2300 Orchard Parkway, San Jose, California 95131-1017. All communications received are reported to the Board or the individual directors, as appropriate.

Code of Ethics

        The Board has also adopted a formal code of conduct that applies to all of the Company's employees, officers and directors. You can access the latest copy of the Code of Ethics, as well as the charters of the Audit Committee, Compensation Committee and Nominating and Governance Committee of the Board, in the Investor Relations section of our website at http://www.symmetricom.com.

Director Compensation

        Each non-employee director receives an annual retainer of $35,000, with the Chairman of the Board receiving an incremental $15,000, the Chairs of the Audit Committee and Compensation Committee receiving an incremental $10,000 and the Chair of the Nominating and Governance Committee receiving an incremental $5,000. With respect to committee meetings attended by non-employee committee members, the Board approved the fees of $1,000 per meeting attended in person and $500 per meeting attended by telephone. No fees are paid for Board meetings.

        Each non-employee director receives an annual non-statutory stock option grant to purchase 7,500 shares of our common stock and a grant of 3,750 shares of restricted stock, each with 100% vesting at the end of one year or upon the occurrence of a change of control. In addition, upon joining the Board, each non-employee director receives a one-time grant of a non-statutory stock option to purchase 20,000 shares of our common stock, vesting over three years, at the rate of 25% at the end of each of the first and second years and 50% at the end of the third year of the vesting period, with acceleration of vesting upon the occurrence of a change of control, and 3,750 shares of restricted stock with the same vesting schedule.

        The Company sponsors a deferred compensation plan under which directors and key employees may elect to defer a portion of their current compensation on a pre-tax basis, and to have such deferred compensation and any accrued earnings distributed to them at a future date. The Company may also make discretionary contributions to the accounts of one or more of the plan's participants. To date, the Company has not made any such discretionary contributions.

        The following table shows compensation information for the Company's current non-employee directors for the fiscal year ended June 29, 2008.

Director Compensation For Fiscal 2008

Name and Principal Position	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)(4)	Total ($)
Alfred Boschulte	44,500	26,353	31,476	102,329
James Chiddix(5)	47,000	8,675	34,585	90,260
Robert T. Clarkson(6)	60,000	26,353	31,476	117,829
Elizabeth A. Fetter	66,500	26,353	31,476	124,329
Robert M. Neumeister(7)	70,000	26,353	31,476	127,829
Dr. Richard W. Oliver	47,000	26,353	31,476	104,829
Richard N. Snyder	40,000	26,353	31,476	97,829
Robert J. Stanzione	39,000	26,353	40,371	105,723

(1)
Amounts shown in this column reflect the accounting expense for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by vesting in a restricted stock award). This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year ended June 29, 2008 for the fair value of restricted stock granted to the directors in accordance with Financial Accounting Standard No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123(R)"). Restricted stock awards were not granted to non-employee directors prior to the fiscal year ended July 1, 2007. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No stock awards were forfeited by any of our non-employee directors during the fiscal year ended June 29, 2008. For additional information, refer to Note 15 of our financial statements in the Form 10-K for the year ended June 29, 2008, as filed with the SEC.

(2)
On January 2, 2008, each non-employee member of the Board was granted 3,750 shares of restricted stock with a one year vesting period and a grant date fair value of $17,738. The awards granted on January 2, 2008 are the only outstanding restricted stock awards held by our non-employee members of the Board.

(3)
Amounts shown in this column reflect the accounting expense for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising stock options). This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year ended June 29, 2008 for the fair value of stock options granted to the directors. The fair value was estimated using the Black-Scholes option pricing model in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, refer to Note 15 of our financial statements in the Form 10-K for the year ended June 29, 2008, as filed with the SEC.

(4)
On January 2, 2008, each non-employee member of the Board was granted an option to purchase 7,500 shares with a one year vesting period and a grant date fair value of $10,595. As of June 29, 2008, the aggregate number of outstanding options held by each non-employee director was 35,000 for Mr. Boschulte, 27,500 for Mr. Chiddix, 90,000 for Mr. Clarkson, 84,511 for Ms. Fetter, 87,500 for Mr. Neumeister, 87,500 for Dr. Oliver, 105,000 for Mr. Snyder and 41,575 for Mr. Stanzione.

(5)
Mr. Chiddix received $7,000 for consulting services rendered to the Company in the fiscal year ended June 29, 2008.

(6)
(7)  The amount of fees earned or paid in cash for Messrs. Clarkson and Neumeister include special one-time fees of $10,000 and $15,000, respectively, relating to Board services performed in connection with an internal review conducted by the Audit Committee in the fiscal year ended June 29, 2008 concerning the Company's accounting for uninvoiced receipts.

 PROPOSAL No. TWO

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY

        Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") have been the independent auditors for the Company since 1976 and, upon recommendation of the Audit Committee of the Board, their reappointment as the Company's independent registered public accounting firm for the current fiscal year has been approved by the Board, subject to ratification by the stockholders.

        The Company has been advised that a representative of Deloitte will be present at the Annual Meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

        The following table sets forth the aggregate fees billed or to be billed by Deloitte for the following services during the fiscal years ended June 29, 2008 and July 1, 2007:

Description of Services	2008 Fees	2007 Fees
Audit fees(1)	$1,806,270	$1,377,000
Audit-related fees(2)	220,000	—
Tax fees(3)	—	—
All other fees	—	—

Total	$2,026,270	$1,377,000

(1)
Audit Fees:    Represents the aggregate fees billed or to be billed for professional services rendered for the audits of our annual financial statements and for the review of the financial statements included in our quarterly reports during such period, and for services that are normally provided in connection with statutory and regulatory filings or engagements. During the fiscal years ended June 29, 2008 and July 1, 2007, Deloitte's employees provided all of the hours expended on our audit by Deloitte. We included expenses related to Sarbanes-Oxley compliance in the totals.

(2)
Audit-Related Fees:    Represents the aggregate fees billed or to be billed for assurance and related services, that are reasonably related to the performance of the audit or review of our financial statements, but are not included as Audit Fees. All of these services for the fiscal years ended June 29, 2008 and July 1, 2007, if any, were approved by the Audit Committee in accordance with the pre-approval policies described below.

(3)
Tax Fees:    Represents the aggregate fees billed or to be billed for professional services rendered for tax compliance for our subsidiaries. All of these services for the fiscal years ended June 29, 2008 and July 1, 2007, if any, were approved by the Audit Committee in accordance with the pre-approval policies described below.

        In accordance with the Audit Committee charter, the Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent auditors, including the estimated fees and other terms of any such engagement. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee may elect to delegate pre-approval authority to one or more designated Committee members in accordance with its charter. The Audit Committee considers whether such audit or non-audit services are consistent with the rules of the Securities and Exchange Commission (the "SEC") on auditor independence.

Vote Required; Recommendation of the Board of Directors

        Although not required to be submitted for stockholder approval, the Board has conditioned its appointment of its independent registered public accounting firm upon receiving the affirmative vote of a majority of the shares represented, in person or by proxy, and entitled to vote at the Annual Meeting. In the event the stockholders do not approve the selection of Deloitte, the appointment of independent registered public accounting firm will be reconsidered by the Board.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE CURRENT FISCAL YEAR.

 PROPOSAL No. THREE

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
2006 INCENTIVE AWARD PLAN

GENERAL

        On September 10, 2008, the Board adopted, subject to stockholder approval, an amendment and restatement of the Symmetricom, Inc. 2006 Incentive Award Plan (the "2006 Plan"), to increase the number of shares of common stock available for issuance under the 2006 Plan by 5,500,000 shares, as well as approve certain other modifications as described in this proposal.

        Employees and consultants of the Company and its subsidiaries, as well as members of the Board, are eligible to receive equity awards under the 2006 Plan. The 2006 Plan provides for the grant of stock options, both incentive stock options and nonqualified stock options, restricted stock awards, restricted stock units, stock appreciation rights ("SARs"), performance share awards, stock payment awards, deferred stock awards, performance bonus awards and other performance-based awards to eligible individuals.

        The proposed increase in the number of shares of common stock reserved for issuance under the 2006 Plan is necessary to help ensure that the Company has a sufficient reserve of shares available to attract and retain the services of key individuals essential to the Company's long-term growth and success. The amendment and restatement also provides for the following changes to the 2006 Plan:

  •
  Each share subject to an award other than a stock option or a SAR will count against the share reserve as 2 shares;

  •
  Neither (1) shares tendered or withheld to cover the payment of an option exercise price or to satisfy tax withholding obligations, nor (2) shares subject to a stock-settled SAR which were not issued upon the net settlement or exercise of the right, will be available for future grant under the 2006 Plan;

  •
  Requires a maximum term of 7 years for any option or SAR;

  •
  Prohibits the repricing (or cancellation and exchange) of underwater SARs, as well as the exchange of underwater options or SARs for other equity awards or a cash payment, without stockholder approval of such action;

  •
  Removes the minimum vesting restrictions applicable to certain "full value awards" (i.e. awards other than those for which the participant directly or indirectly pays the intrinsic value of the stock on the grant date); and

  •
  Permits the Committee (as defined below) to accelerate the vesting of performance-based awards.

        A summary of the principal provisions of the 2006 Plan is set forth below. The summary is qualified by reference to the full text of the 2006 Plan, which is attached as Appendix A to this Proxy Statement. This summary assumes approval of this Proposal No. Three and describes any changes from the current version of the 2006 Plan.

ADMINISTRATION

        The 2006 Plan may be administered by the Board, and the Board may delegate its authority to administer the 2006 Plan to a committee of at least two directors, each of whom qualifies as a non-employee director pursuant to Rule 16b of the Exchange Act, and an "outside director" pursuant to Section 162(m) of the Code (such committee or the Board, a "Committee"). The Committee may in turn delegate to one or more members of the Board or one or more officers the authority to grant or amend awards to participants other than senior executives of the Company who are subject to Section 16 of the Exchange Act or employees who are "covered employees" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"). Only the Board, acting by a majority of its members in office, may conduct the general administration of the 2006 Plan with respect to all awards granted to independent directors.

        The Committee, or in the case of independent directors, the Board, has the authority to administer the 2006 Plan, including the power to determine participants, the types and sizes of awards, the price and timing of awards, the methods for settling awards, the method of payment for any exercise or purchase price, the forms of award agreements, any rules and regulations the Committee deems necessary to administer the 2006 Plan, and the acceleration or waiver of any vesting restriction. Currently, the 2006 Plan provides that the Committee will not have the authority to accelerate vesting or waive the forfeiture of any performance-based awards, but as amended, this restriction will no longer apply. The Committee also has the power and authority to interpret the terms of the 2006 Plan and any award agreement thereunder.

Eligibility

        Persons eligible to participate in the 2006 Plan include all members of the Board, comprised of nine persons following the 2008 Annual Meeting of Stockholders, approximately 400 employees, including five executive officers, and no consultants of the Company and its subsidiaries, as determined by the Committee.

Limitation on Awards and Shares Available

        Currently, the number of shares available for grant under the 2006 Plan is equal to the sum of (1) 3,700,000 shares of common stock, plus (2) the number of shares of Common Stock which are or become available for issuance under 1999 Director Option Plan, the 1999 Employee Stock Option Plan and the 2002 Employee Stock Option Plan, and which are not thereafter issued under such plans (the "Prior Plan Shares"); provided, that the maximum number of shares that may be issued under the 2006 Plan is 9,521,331 shares. As amended, the 2006 Plan's share reserve will be increased by 5,500,000 shares, and the maximum number of shares available for grant under the 2006 Plan will be equal to the sum of (1) 9,200,000 shares of common stock, plus (2) the Prior Plan Shares, up to a maximum of 15,021,331 shares.

        As of September 10, 2008, 173,328 shares had been issued pursuant to option exercises and other awards pursuant to the 2006 Plan, 2,618,400 shares were subject to outstanding options granted under the 2006 Plan, 714,250 shares were subject to restricted stock awards granted under the 2006 Plan and 769,989 shares remained available for future grant under the 2006 Plan. In addition, 2,971,441 shares of common stock were subject to outstanding grants under the 1999 Director Option Plan, the 1999 Employee Stock Option Plan and the 2002 Employee Stock Option Plan, which, if they expire, are cancelled or otherwise terminate unexercised, could become available for issuance under the 2006 Plan. The closing price of our common stock as of September 10, 2008 was $5.05 per share. The weighted average exercise price and weighted average remaining contractual term of outstanding options granted under all plans are $6.825 and 4.25 years, respectively. The shares of common stock covered by the 2006 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries will not be counted against the shares available for issuance under the 2006 Plan.

        The 2006 Plan does not presently have any special rules regarding the counting of shares against the reserve based on the type of award granted. The amendment provides that any shares that are subject to awards of options or SARs will be counted against this share reserve limit as one share for every one share granted, and any shares that are subject to awards other than options or SARs will be counted against this limit as two shares for every one share granted. The payment of dividend equivalents in cash in conjunction with any outstanding awards shall not be counted against the shares available for issuance under the 2006 Plan.

        To the extent that an award previously granted under the 2006 Plan terminates, expires or lapses for any reason, any shares subject to the award may be used again for new grants under the 2006 Plan. The amendment and restatement also reflects the share counting principle described above when determining the number of shares which may be regranted after an award expires. The amendment and restatement specifies that to the extent that an award terminates, expires or lapses for any reason, any share that again becomes available for future grant shall be added back as (i) one share if such share was subject to an option or a SAR, and (ii) as two shares if such share was subject to an award other than an option or a SAR.

        In addition, the amendment and restatement will not allow the Company to regrant: (i) shares tendered by the participant or withheld by the Company in payment of the exercise price of an option, (ii) shares tendered by the participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award, and (iii) shares subject to a stock-settled SAR that are not issued in connection upon the net settlement or net exercise of such SAR.

        The maximum number of shares of common stock that may be subject to one or more awards to a participant pursuant to the 2006 Plan during a calendar year (measured from the date of grant) is 3,000,000. The maximum amount that may be paid in cash during any calendar year with respect to any performance-based award is $2,000,000.

Awards

        The 2006 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, SARs, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, and performance-based awards.

        Stock options, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the 2006 Plan. The option exercise price of all stock options granted pursuant to the 2006 Plan will not be less than 100% of the fair market value of our common stock on the date of grant. Stock options may be exercised as determined by the Committee, but in no event after the fifth anniversary of the date of grant, provided that a vested nonqualified stock option may be exercised up to 12 months after the optionee's death. As amended, options may have a term of up to seven years and be exercisable until the seventh anniversary of the date of grant. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides.

        Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent, by tendering previously acquired shares of common stock with a fair market value at the time of exercise equal to the exercise price (provided such shares have been held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and have a fair market value on the date of delivery equal to the aggregate exercise price of the option or exercised portion thereof) or other property acceptable to the Committee (including through the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale). However, no participant will be permitted to pay the exercise price of an option, or continue any extension of credit with respect to the exercise price of an option with a loan from us or arranged by us in any method which would violate Section 13(k) of the Exchange Act.

        Restricted stock may be granted pursuant to the 2006 Plan. A restricted stock award is the grant of shares of common stock at a price determined by the Committee (including zero), that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions determined by the Committee are met. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Committee.

        A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the SAR over the fair market value of a share of common stock on the date of grant of the SAR. SARs are payable in cash, in shares of Common Stock or in a combination of both, as determined by the Committee. Currently, the 2006 Plan does not have a maximum term limit for SARs. As amended, SARs will have a maximum term limit of 7 years.

        The other types of awards that may be granted under the 2006 Plan include performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, and performance bonus awards.

        The Committee may grant awards to employees who are or may be "covered employees," as defined in Section 162(m) of the Code, that are intended to be performance-based awards within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after tax), operating earnings, cash flow (including, but not limited to, operating cash flow, and free cash flow), cash flow return on capital, return on net assets, return on stockholders' equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share, and market share. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group. With regard to a particular performance period, the Committee shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Committee may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for any period.

Amendment and Termination

        The Committee, subject to approval of the Board, may terminate, amend, or modify the 2006 Plan at any time; provided, however, that stockholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the 2006 Plan, to permit the Committee to grant options with a price below fair market value on the date of grant, or to extend the exercise period for an option beyond ten years from the date of grant. In addition, absent stockholder approval, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price as of the date the option was granted and, except to the extent permitted by the 2006 Plan in connection with certain changes in capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price. As amended, stockholder approval will also be required for (i) a repricing of an SAR (through an amendment or exchange as described in the preceding sentence), as well as (ii) any cancellation or replacement of option or SAR with another award, or any offer to buy out an option or SAR for a cash payment, except to the extent permitted by the 2006 Plan in connection with certain changes in capital structure.

        Notwithstanding any other provision to the contrary, the 2006 Plan currently requires that any award other than an option or other award for which the participant pays the intrinsic value, whether directly or by foregoing a right to receive a cash payment from the Company ("Full Value Awards") made to our employees or consultants, shall become vested over a period of not less than three years (or in the case of vesting based upon the attainment of any performance goals over a period of not less than one year) following the date the Full Value Award is made, provided that Full Value Awards that result in the issuance of an aggregate of up to 5% of the shares of common stock available pursuant to the 2006 Plan may be granted to any one or more participants without respect to such minimum vesting provisions. As amended, Full Value Awards granted under the 2006 Plan would no longer be subject to these minimum vesting requirements.

        In no event may an award be granted pursuant to the 2006 Plan on or after the tenth anniversary of the date that the Board originally adopted the 2006 Plan.

Effect of Change in Control

        If a Change in Control occurs (as defined in the 2006 Plan) and awards are not converted, assumed, or replaced by a successor, such awards will become fully exercisable and all forfeiture restrictions on such awards will lapse.

Federal Income Tax Consequences

        With respect to nonqualified stock options, the Company is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the common stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply, although the amount of income recognized by the participant will be the (i) the excess of the fair market value of the shares at the time of exercise over the option exercise price, or (ii) the excess of the amount realized on the disposition over the option exercise price.

        The current federal income tax consequences of other awards authorized under the 2006 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Code Section 162(m) with respect to covered employees.

New Plan Benefits

        The Company's non-employee directors are eligible to receive grants under the 2006 Plan as described below under "Non-Employee Director Awards." Please see the "Director Compensation for Fiscal 2008" section on page 8 of this Proxy Statement for additional information regarding grants under the 2006 Plan to non-employee directors during the fiscal year ended June 29, 2008. In addition, please refer to the "Grants of Plan-Based Awards" table our on page 34 of this Proxy Statement for a listing of awards granted to our named executive officers during the fiscal year ended June 29, 2008. During the fiscal year ended June 29, 2008, awards with respect to 584,000 shares were granted to all current executive officers as a group under the 2006 Plan, and awards with respect to 910,100 shares were granted to other employees under the 2006 Plan. All other future awards under the 2006 Plan are within the discretion of the Committee. Therefore, it is not possible to determine the benefits that will be received in the future by participants under the 2006 Plan.

Non-Employee Director Awards

        The 2006 Plan permits the grant of awards to our non-employee directors pursuant to a written non-discretionary formula recommended by the compensation committee of our board of directors and approved by our board of directors. In August 2006, the Board approved a written non-discretionary formula whereby each non-employee director will receive an annual grant of options to purchase 7,500 shares of our common stock and an award of 3,750 shares of restricted stock pursuant to the 2006 Plan beginning January 1, 2007. The options granted pursuant to such formula have a five year term and an exercise price equal to the fair market value of a share of our common stock on the date of grant. The written non-discretionary formula further provided that such options and restricted stock vest on the earlier of the anniversary of the date of grant or a change in control of the Company subject to the continued service of the director. In September 2008, the Board amended the written non-discretionary formula to provide for annual grants of options with terms of seven, rather than five, years, and to provide that, upon election or appointment to the Board, new independent directors of the Company will receive 3,750 shares of restricted stock in addition to the options to purchase 20,000 shares of common stock previously authorized under the formula. These shares of restricted stock will vest over three years in increments of 25% at the end of each of the first two years and 50% at the end of the third year, with acceleration of vesting upon the occurrence of a change of control.

Vote Required

        Adoption of the amendment and restatement of the 2006 Plan requires approval by holders of a majority of the outstanding shares of Company common stock who are present, or represented, and entitled to vote thereon, at the Annual Meeting.

        THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2006 INCENTIVE AWARD PLAN.

 OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file certain reports regarding ownership of, and transactions in, the Company's securities with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

        Based solely on its review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes its executive officers, directors and more than 10% stockholders complied with all applicable filing requirements.

Share Ownership by Principal Stockholders and Management

        The following table sets forth the beneficial ownership of common stock of the Company as of August 24, 2008 by:

  •
  all persons known to the Company to be the beneficial owners of more than 5% of the Company's common stock,

  •
  each of the officers named in the Summary Compensation Table (the "Named Executive Officers"),

  •
  each director, and

  •
  all directors and executive officers as a group.

        A total of 44,871,826 shares of the Company's common stock were outstanding as of August 24, 2008. The share numbers reflected in the following table include shares and options to purchase shares that are exercisable within 60 days of August 24, 2008. Unless otherwise indicated below, the address of each beneficial owner is c/o Symmetricom, Inc., 2300 Orchard Parkway, San Jose, California 95131-1017.

Name and Address	Shares Beneficially Owned	Approximate Percent Owned
Dimensional Fund Advisors Inc.(1) 1299 Ocean Ave., 11th Floor Santa Monica, CA 90401	3,791,342	8.45%
Security Investors, LLC(1) One Security Benefit Place Topeka, KS 66636-0001	2,618,000	5.83%
ICM Asset Management, Inc. and James M. Simmons(2) 601 W. Main Avenue, Suite 600 Spokane, WA 99201	1,914,420	4.27%
Barclays Global Investors(1) 45 Fremont St., 17th Floor San Francisco, CA 94105	1,384,367	3.09%

Options to purchase shares that are exercisable within 60 days of August 24, 2008 are considered outstanding and beneficially owned by the person holding the options for purposes of computing the percentage ownership of that person but are not treated as outstanding for purposes of computing the percentage ownership of any person.

Thomas W. Steipp(3)	965,721	2.15%
William Slater(4)	324,702	*
Bruce Bromage(5)	228,509	*
Robert T. Clarkson(6)	130,000	*
Richard N. Snyder(7)	100,000	*
Richard W. Oliver(8)	87,850	*
Robert M. Neumeister Jr.(9)	82,500	*
Elizabeth A. Fetter(10)	79,511	*
David Cox(11)	50,000	*
James Armstrong(12)	46,159	*
Robert J. Stanzione(13)	43,288	*
Nancy Shemwell(14)	40,953	*
Alfred Boschulte(15)	30,000	*
James Chiddix(16)	8,750	*
All directors and executive officers as a group (14 persons)	2,217,943	4.94%

*
Less than one percent (1%)

(1)
Based solely on Schedules 13G filed with the SEC by Dimensional Fund Advisors Inc., Security Investors, LLC and Barclays Global Investors, respectively.

(2)
Based solely on Schedule 13G filed with the SEC by ICM Asset Management, Inc. (CWAM). ICM Asset Management, Inc. is a registered investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares of the Company's common stock. James M. Simmons is the Chief Executive Officer and controlling shareholder of ICM Asset Management, Inc. No individual client's holdings of shares of the Company's common stock are more than 5% of the outstanding shares of the Company's common stock.

(3)
Includes 632,467 shares subject to options exercisable within 60 days of August 24, 2008.

(4)
Includes 209,406 shares subject to options exercisable within 60 days of August 24, 2008.

(5)
Includes 186,250 shares subject to options exercisable within 60 days of August 24, 2008.

(6)
Includes 77,500 shares subject to options exercisable within 60 days of August 24, 2008.

(7)
Includes 92,500 shares subject to options exercisable within 60 days of August 24, 2008.

(8)
Includes 75,000 shares subject to options exercisable within 60 days of August 24, 2008.

(9)
Includes 75,000 shares subject to options exercisable within 60 days of August 24, 2008.

(10)
Includes 72,011 shares subject to options exercisable within 60 days of August 24, 2008.

(11)
Includes 50,000 shares subject to options exercisable within 60 days of August 24, 2008. Mr. Cox's employment with the Company ended effective June 29, 2008.

(12)
Includes 32,500 shares subject to options exercisable within 60 days of August 24, 2008.

(13)
Includes 30,788 shares subject to options exercisable within 60 days of August 24, 2008.

(14)
No shares subject to options exercisable within 60 days of August 24, 2008. Ms. Shemwell's employment with the Company ended effective October 12, 2007.

(15)
Includes 22,500 shares subject to options exercisable within 60 days of August 24, 2008.

(16)
Includes 5,000 shares subject to options exercisable within 60 days of August 24, 2008.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis provides information regarding the fiscal year ended June 29, 2008 ("Fiscal 2008") compensation program for the principal executive officer, the principal financial officer, and the three executive officers (other than the principal executive officer and principal financial officer) who were the most highly compensated executives of Symmetricom, Inc. During Fiscal 2008, these individuals are:

  •
  Thomas W. Steipp, our Chief Executive Officer (the "CEO");

  •
  William Slater, our Executive Vice President Finance and Administration, Chief Financial Officer, and Secretary;

  •
  Bruce Bromage, our Executive Vice President and General Manager, Timing Test, and Measurement Division;

  •
  Paul Chermak, our Executive Vice President Global Sales & Service; and

  •
  James Armstrong, our Executive Vice President and General Manager, Telecom Service Division.

In addition, we are providing information regarding the Fiscal 2008 compensation of Nancy Shemwell, our former Executive Vice President Global Sales & Support, and David Cox, our former Executive Vice President and General Manager, QoE Assurance Division, who would have been among our most highly compensated executives but for the fact that they are no longer with the Company.

        These executive officers were Symmetricom's Named Executive Officers ("NEOs") for Fiscal 2008. (In this Compensation Discussion and Analysis, Symmetricom, Inc. is referred to as "our," "us," "we," or "the Company".)

        This Compensation Discussion and Analysis describes the material elements of our executive compensation program during Fiscal 2008. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee of the Board of Directors arrived at the specific compensation decisions for our executive officers, including the Named Executive Officers, in Fiscal 2008, including the key factors that the Committee considered in determining their compensation.

Governance of Executive Compensation Program

  Role of the Compensation Committee

        The Compensation Committee of the Company's Board of Directors (the "Committee") is responsible for formulating, determining, reviewing, and modifying the compensation of the Company's executive officers, as well as the development and oversight of the Company's compensation philosophy.

        The Committee has the following responsibilities:

  •
  Review and approve corporate goals and objectives relevant to the CEO's and other executive officers' compensation;

  •
  Evaluate the performance of the CEO and other executive officers in light of these criteria and, based on such evaluation, review and approve the annual base salary, annual variable compensation, long-term equity awards (including stock options and restricted stock awards), and health and welfare benefits, direct and indirect, of the CEO and other executive officers;

  •
  Review and make recommendations to the Board of Directors with respect to the Company's annual incentive compensation and equity-based plans

  •
  Review and approve all equity compensation plans of the company that are not otherwise subject to the approval of the Company's stockholders; and

  •
  Review succession planning for the CEO and other executive officers

        The Committee's authority, duties, and responsibilities are further described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available in the Investor Relations section of the Company's website at http://www.symmetricom.com.

        During Fiscal 2008, the Committee was comprised of Elizabeth A. Fetter, Richard N. Snyder, and James Chiddix. Ms. Fetter is the Chair of the Committee. All Committee members meet all governing criteria for establishing director independence, including those of the Nasdaq Stock Market, Section 162(m) of the Code, and Section 16 of the Securities Exchange Act of 1934.

  Process for Evaluating Executive Officer Performance and Determining Compensation

        As a part of its annual review and approval of the performance criteria and compensation of the Company's executive officers, including the Named Executive Officers, the Committee meets at least twice each year for scheduled, in-person meetings. It also meets at least annually with the CEO, The Committee also meets with the Company's principal Human Resources executive and other corporate officers as it deems appropriate. During Fiscal 2008, the Committee met a total of six times.

        The Committee has the authority to engage the services of outside advisers, experts and consultants to assist it in discharging its responsibilities. During Fiscal 2008, the Committee engaged Compensia, a national compensation consulting firm, to provide advice and information relating to executive and director compensation. During Fiscal 2008, Compensia assisted the Committee in peer group development, executive officer compensation level benchmarking, and advising on cash-based incentives and equity program design. Compensia reports directly to the Committee and does not provide any services to the Company or its management.

Executive Compensation Philosophy and Framework

  Compensation Objectives

        The Company's executive compensation program is designed to attract, retain, and motivate the executives critical to driving our success and stockholder value. Our compensation philosophy is to deliver market competitive compensation that ensures our executive officers and other employees share in the Company's success. Our executive compensation program has three primary objectives:

  1.
  Attract, retain, and motivate highly skilled executives who will create and sustain stockholder value.

  2.
  Create and support a strong pay-for-performance culture that provides compensation commensurate with performance.

  3.
  Align the interests of the executive officers with the long-term interests of the Company's stockholders.

  Target Pay Position/Mix of Pay

        The Company's executive compensation program is comprised of four components; base salary, annual variable compensation, long-term equity awards, and health and welfare benefits. Each component is key to the overall total compensation package that we provide to our executive officers, including the Named Executive Officers. Market competitive base salary is used to attract key talent, annual variable compensation is directly linked to the Company's short-term performance, long term equity awards are delivered to link executive officer interests with long-term stockholder value creation, and comprehensive health and welfare benefits provide medical security for both the executive officers and their families. These components are discussed in greater detail below under "Executive Officer Compensation Components."

        Total cash compensation (the sum of base salary and annual variable compensation) for our executive positions is targeted at the 75th percentile of our peer group to reflect the competitive market. Given the highly competitive nature of our industry, the Committee believes that this target position to market is critical for continuing to attract and retain key executive talent in an increasingly challenging labor market.

        At the same time, the Committee targets the pay packages of the executive officers to provide competitive compensation relative to performance, which ensures our executive officers receive above-market pay for delivering above average market performance, but are at risk for receiving below-market pay for below market performance. Each year, the Committee examines the compensation practices of a select group of the Company's peer companies, and creates a highly leveraged, variable compensation opportunity for each executive officer. This variable compensation opportunity is linked directly to annual Company performance; supporting our pay-for-performance culture, which in turn, creates stockholder value. Our strong emphasis on performance-based, "at-risk" compensation ensures that the executive officers receive target or above-target compensation only to the extent that company performance has been achieved and/or exceeded.

        However, in order to ensure an appropriate pay-for-performance alignment, the Committee will approve, where warranted, compensation levels (base salary, annual variable target and long term equity awards) for executive officers above or below the target pay position, based on a combination of experience, time in position, and individual and company performance

  Compensation Benchmarking

        The Committee examines the compensation practices of a select group of peer companies to assess the competitiveness of our executive officer compensation practices and levels. For Fiscal 2008, this peer group consisted of 18 companies recommended by Towers Perrin, a nationally recognized consulting firm, was comprised of high-technology companies with a business model similar to that of the Company, and represented both business and labor market competitors. The compensation practices of the peer group were the primary benchmark used by the Committee to compare the competitiveness of the executive officer compensation levels (base salary, annual variable target and long term equity awards).

        The Fiscal 2008 peer group consisted of the following companies:

• Carrier Access	• Mercury Computer Systems
• Cohu, Inc.	• MRV Communications, Inc.
• Comtech Telecommunications Corp.	• Newport Networks
• Credence Systems	• Powerwave Technologies, Inc.
• Ditech Networks, Inc.	• Redback Networks, Inc.*
• Finisar Company	• Harris Stratex Networks
• FEI Company	• Tekelec
• Harmonic Inc.	• ViaSat
• Keithley Instruments, Inc.	• Westell Technologies, Inc.

*
Redback Networks, Inc. was acquired during the first six months of 2007.

        For comparison purposes, the revenues and market capitalization of the companies in the peer group relative to the revenues and market capitalization of the Company were as follows (as of the commencement of Fiscal 2008 (July 2007):

		Last Fiscal Year Revenue			Market Capitalization
Industry Sector
		Range		Median	Range	Median
Peer Group	High-tech	$ $	75.4M – 716.9M	$356.5M	$108.5M – 682.0M	$342.3M
Symmetricom	High-tech		$208.0M		$325.2M

        The Committee regularly reviews the companies in the peer group to ensure they are appropriate comparators and also reviews, on at least an annual basis, the executive pay practices of the peer group. Based on a variety of factors (company type, business focus, revenue, market capitalization, customer base and location) the Committee has revised the peer group for Fiscal 2009. We will use the following companies to measure and compare performance, both of the company and individual executive officers

• Acme Packet	• Frequency Electronics
• ADTRAN	• Globecomm Systems
• Big Band Networks	• Harmonic, Inc.
• Bookham	• Infinera
• CalAmp	• Ixia.
• Communications Systems	• Radyne
• Comtech Telecom	• Sycamore Networks
• Digi International	• TEKELEC.
• Finisar	• ViaSat
• Westell Technologies

        For comparison purposes, the revenues and market capitalization of the companies in the revised peer group relative to the revenues and market capitalization of the Company were as follows (as of the commencement of Fiscal 2009 (July 2008)):

		Last Fiscal Year Revenue			Market Capitalization
Industry Sector
		Range		Median	Range	Median
Peer Group	High-tech	$ $	65.6M – 547.7M	$189.3M	$47.3M – 1590.1M	$265.1M
Symmetricom	High-tech		$208.1		$185.6M

Executive Officer Compensation Components

        During Fiscal 2008, the compensation of our executive officers, including the Named Executive Officers, consisted of the following elements:

  •
  Base salary;

  •
  Annual variable compensation;

  •
  Equity awards; and

  •
  Health and welfare benefits.

  Base Salary

        Base salaries serve primarily to provide non-variable compensation at competitive levels, allowing us to attract and retain high-caliber executive talent. The level of base salary that we pay the executive officers is determined by the Committee based on a number of factors, including:

  •
  Level of responsibility;

  •
  Expertise and experience of the individual executive officer;

  •
  Competitive conditions in the high-technology industry; and

  •
  Compensation of individuals in comparable positions at the peer group companies.

        The Committee annually reviews the base salaries of the executive officers. Including the Named Executive Officers, and salary adjustments, if any, are determined based on a number of factors

  •
  Achievement of corporate financial and strategic objectives, as well as a number of qualitative individual performance factors, including managerial effectiveness, teamwork, and customer satisfaction;

  •
  Current base salary relative to peer group companies;

  •
  The expected future contribution of the individual to the Company; and

  •
  Internal pay equity.

        In August 2007, the CEO formulated his recommendations for the Fiscal 2008 base salaries of the executive officers (except with respect to his own compensation) based on the above factors and presented these recommendations to the Committee. The proposed Fiscal 2008 base salaries represented an average increase of 2.9 percent over Fiscal 2007 base salary levels for the Named Executive Officers (other than the CEO). The Committee reviewed the CEO's recommendation, and approved the base salaries for the Named Executive Officers reflected in the table below.

        In the case of the CEO's base salary, the Committee meets without the CEO present to evaluate his performance and determine any base salary adjustment. The Committee reviewed competitive analyses developed by Towers Perrin, and made base salary adjustments to the CEO and other executive officers that were approved in August 2007. For Fiscal 2008, the Committee set the CEO's annual base salary at $500,000, which approximated the 75th percentile of the base salaries of the chief executive officers in our peer group, and which represented an increase of 5.3 percent from his base salary for Fiscal 2007. The base salary adjustments for all of the executive officers were effective July 7, 2007.

        The base salaries for the executive officers for Fiscal 2008 (as well as the percent increase from Fiscal 2007 and peer group percentile) were as follows:

Executive	Base Salary	Percent Increase	Peer Group (percentile)
Thomas Steipp	$500,000	5.3%	73rd
William Slater	$320,000	0.0%	77th
Bruce Bromage	$290,000	5.5%	75th
Nancy Shemwell*	$275,000	0.0%	70th
David Cox**	$265,000	6.0%	74th
Paul Chermak***	$290,000	N/A	80th
James Armstrong****	$280,000	12.0%	50th

*
Nancy Shemwell's employment with Symmetricom terminated effective October 12, 2007.

**
David Cox's employment with Symmetricom ended June 29, 2008.

***
Paul Chermak was hired November 5, 2007.

****
James Armstrong was promoted February 2, 2008.

  Annual Variable Compensation

        We use annual cash incentive awards to reinforce our performance-based culture. We believe in providing the executive officers, including the Named Executive Officers, with a target total cash compensation opportunity that approximates [or exceeds] the 75th percentile of the relevant compensation market data of the peer group. To achieve this objective, the Committee makes annual cash incentive awards under the Company's Incentive Compensation Program (the "ICP") to reward the executive officers, including the Named Executive Officers, for achieving financial and strategic objectives that further the Company's annual operating plan. We believe that these awards, which are explicitly linked to corporate and individual performance, promote long-term stockholder value creation.

        At the beginning of the fiscal year, in August, the Committee determines the target total cash compensation levels for the executive officers, and, after reviewing each executive's base salary, sets his or her target annual cash incentive award opportunity. Target award opportunities are based on a percentage of each executive officer's base salary.

        At the beginning of the fiscal year, the Committee also approves the specific corporate and individual performance objectives for that year's awards. Further, the Committee weights the corporate and individual performance objectives for each executive officer. Individual performance objectives for the executive officers are determined based on the recommendations of the CEO (except with respect to his own annual cash incentive award) and include one or more quantitative and qualitative factors that relate to the corporate function or business operation that the executive manages. In the case of the CEO, his individual performance objectives are established by the Committee.

        Award payments are determined after the end of the fiscal year based on the Company's overall performance for the year (as measured against the pre-established corporate performance objectives) and each executive officer's performance against his or her individual objectives. This process begins with the measurement of the Company's actual performance against the pre-established corporate performance objective. If the Company meets or exceeds the threshold performance level, then the ICP is funded for that year. Once funding has been established, then the Committee determines award payments for each of the executive officers. Among other factors, the Committee considers the recommendations of the CEO (except with respect to his own award payment), which are based on his assessment of each executive officer's performance against his or her individual performance objectives for the fiscal year. While the Committee reviews these recommendations, it exercises its own judgment to determine the amount of each executive officer's award payment. In the case of the CEO's award, the Committee determines the appropriate payment for the CEO based on its assessment of his performance against his individual performance objectives for the fiscal year.

  Fiscal 2008 Awards

        For Fiscal 2008, the Committee set the target award opportunities for the executive officers, including the Named Executive Officers, at 75% of base salary for the CEO and 50% of base salary for the other executive officers. Under the Fiscal 2008 ICP, actual award payments could range from zero to 127.5% of base salary, based on the actual level of the Company's performance against the performance objective described below.

        The Committee selected (pre-tax) operating income as the corporate performance objective to be used to determine funding of the Fiscal 2008 ICP, as well as the calculation of individual award payments. This performance metric was selected, and the related target performance level set, based on an evaluation of the Company's Fiscal 2008 operating plan as approved by the Board of Directors. The Committee set the payout range for this metric from zero to 200%. The following table shows the threshold, target, and maximum levels of performance required to fund award payments at the 50%, 100%, and 200% levels.

		Minimum Threshold	Target	Maximum
Performance Achievement	<70%	70%	100%	150%
Plan Funding Factor	0%	50%	100%	200%

        As illustrated by the preceding table, to the extent that the Company's actual (pre-tax) operating income for Fiscal 2008 did not meet or exceed the threshold performance level, then the ICP would not be funded and no award payments would be made. The Committee set the target level for the corporate performance objective at a level that it believed would require successful execution of the Company's Fiscal 2008 operating plan and the achievement of revenue levels and expense control more challenging than had been set in prior fiscal years.

        In addition, the Committee approved individual performance objectives for each of the executive officers based on the recommendations submitted by the CEO. In the case of the CEO's annual cash incentive award, the Committee established his individual performance objectives based on its assessment of the Company's Fiscal 2008 operating plan, as well as the Company's long-term strategic plan. These performance objectives included, for example, meet and/or exceed bookings plan at three key customers in the case of the CEO and, meet or exceed operating income plan for their respective business area in the case of the other Named Executive Officers.

        Finally, the Committee weighted the corporate performance objective at 70% of the target award opportunity and the individual performance objectives at 30% of the opportunity.

        For Fiscal 2008, the Company did not meet the threshold (pre-tax) operating income level required to fund the Fiscal 2008 ICP. Consequently, none of the executive officers, including the CEO and the other Named Executive Officers, received annual cash incentive award payments for Fiscal 2008.

  Equity Compensation

        As described above, the Company's 2006 Plan permits the grant of equity based awards, including stock options and restricted stock to the Company's executive officers and other key employees. Equity compensation serves a critical role in the Company's pay-for-performance culture and is a key link between the interests of the executive officers and the long-term interests of the Company's stockholders. The size of stock option and restricted stock awards is based primarily on the individual's performance and his or her responsibilities and position with the Company, as well as on a review of his or her current outstanding vested and unvested options and restricted stock and the practices of the peer group. The 2006 Plan is designed to motivate the executive officers to deliver business results that drive share price; executives and employees benefit from their equity awards only to the extent that the stock price increases.

        The Company is mindful of stockholder concerns regarding stock usage and dilution. As a result, we target an overall 4.8 percent "annual" burn rate for all awards, not just executive officer awards (excluding special events, such as acquisitions). Our issuance of equity-based awards during Fiscal 2008 resulted in an annual burn rate of 4.5 percent, which was below target and within ISS Governance's recommended range for hardware technology companies.

        On August 13, 2007, the Committee granted the executive officers both stock options and restricted stock awards based on the analysis provided by Towers Perrin and recommendations made by the CEO for each executive officer (excluding his own). Equity awards are budgeted annually on an option equivalent basis and allocated between stock options and restricted stock on a 2:1 ratio. The stock options were awarded with an exercise price of $5.17 per share and the restricted stock (full-value shares) were awarded at zero ($0.00) cost to the recipients. Both awards vest over three years, at the rate of 25% at the end of each of the first and second years and 50% at the end of the third year of the vesting period.

        In November 2007, in connection with his joining the Company, the Committee approved the grant of a stock option to purchase 120,000 shares of the Company's common stock to Paul Chermak, Executive Vice President Sales and Service with an exercise price of $4.18 per share. This option vests over three years, at the rate of 25% at the end of each of the first and second years and 50% at the end of the third year of the vesting period The stock option award offered to Mr. Chermak was determined based on market competitive new hire awards for the Fiscal 2008 peer group, internal equity, and the Company's available stock option pool.

        In February 2008, in connection with the promotion of James Armstrong to Executive Vice President and General Manager Telecom Systems Division, the Committee approved the grant of a stock option to purchase 50,000 shares of the Company's common stock to Mr. Armstrong with an exercise price of $3.94 per share. This stock option award was based on Mr. Armstrong's current long term equity (vested and unvested), the target level of equity for comparable positions in the peer group companies, and long term equity for other executive officers. This option vests over three years at the rate of 25% at the end of each of their first and second years and 50% at the end of the third year of the vesting period.

  Benefits and Perquisites

        As is the case with most employees, the executive officers, including the Named Executive Officers, are provided with health (medical, dental, and vision) insurance and life insurance and the opportunity to participate in our Section 401(k) plan. Executive officers, including the NEOs, also have the opportunity to participate in the Symmetricom Deferred Compensation Plan, as described below. The executive officers are exempt from monthly employee contributions for health and welfare benefits

  Executive Medical Coverage

        The Named Executive Officers along with other executive officers receive additional medical coverage at no cost to the executive through the Company's Executive Medical Plan. This plan covers out of pocket expenses not covered under the broad based Aetna Medical Plan up to an annual maximum.

  Deferred Compensation Plan

        We maintain a non-qualified deferred compensation plan, the Symmetricom, Inc. Deferred Compensation Plan (the DCP), which allows eligible employees, including executive officers and members of the Board of Directors, to voluntarily defer receipt of a portion of their cash compensation on a pre-tax basis up to a maximum of 100% of base salary, bonus or director fees until the date or dates elected by the participant, thereby allowing the participant to defer taxation on such amounts. The DCP is offered to certain highly compensated employees in order to allow them to defer more compensation than they would otherwise be permitted to defer under a tax-qualified retirement plan, such as our Section 401(k) Plan.

        The DCP itself is "unfunded." Nonetheless, we have chosen to informally finance the DCP with one or more assets. These assets are held in a special trust at Prudential Bank and Trust Company in the name of the Company. Participants do not own the assets. In exchange for deferring compensation, a participant is presented with a menu of investment options which can be used to allocate his or her account as he or she deems appropriate. These selection or reference accounts are then used to track the value of the participant's benefit. The participant's account balance and the DCP liability to the Company are dictated by the contributions made to the plan and the market value fluctuations of the reference accounts selected by the participant.

        The Company offers eligible participants an array of investment options as reference funds. The company invests in the same options, in the same amounts and allocations as the reference funds selected by Plan participants. The intent is that these investment choices will be used as a source to pay liabilities of the Plan as they come due. Symmetricom has selected an array of mutual funds to informally fund the contributions made to the Plan. The mutual fund investments are held in a special "Grantor Trust" (sometimes referred to as a "Rabbi Trust") as a company asset. The trustee of the Plan is Prudential Bank and Trust Company.

  Post Employment Obligations

        In order to recruit Mr. Steipp to be CEO of the Company in 1998, he was offered certain severance payments if his employment were to be involuntarily terminated, including base salary and bonus payments, health benefits and the acceleration of vesting of some or all of his equity awards as described in the section entitled "Employment Contracts, Termination of Employment and Change-In-Control Arrangements", with differing benefits if the termination occurred in connection with a change of control of the Company. Mr. Steipp's equity awards would fully accelerate on a change of control on a "double-trigger" basis, meaning that Mr. Steipp must suffer an involuntary termination of employment following a change in control before the acceleration becomes effective. In August 2007 Mr. Steipp's change of control acceleration benefit was amended to provide that the termination event must occur within 12, rather than 24, months of the change of control event in order for accelerated vesting to occur. The Company believes that its agreement with Mr. Steipp was necessary initially in order to induce Mr. Steipp to leave his former employer, and in order to retain his services and that the size of the severance package is appropriate for an executive of his caliber and for a business of our size. The double trigger period was shortened in August 2007 to 12 months as the Committee considered such period of time to be more standard for arrangements with chief executive officers.

        In order to retain the services of our other NEO's, the Company entered into an agreement with each of them which provides for certain severance payments if their employment is involuntarily terminated including base salary and bonus payments, health benefits and the acceleration of certain equity awards as described in the section entitled "Certain Relationships and Related Party Transactions." The Company believes that these agreements were necessary in order to retain these executives and that the size of the severance packages is appropriate for executives of their caliber and for a business of our size.

Please refer to the section "Certain Relationships and Related Party Transactions" for a description of these agreements.

  Reasonableness of Compensation

        Based on Symmetricom's compensation objectives, management and the Committee believe that the compensation of the Named Executive Officers is reasonable and appropriate. The Committee believes the Company is achieving its compensation objectives and has created a strong pay-for-performance culture.

Other Considerations

  Equity Grant Practices

        The Committee approves all equity grants to our executive officers and other employees, except for non-executive, new hire grants. Our practice is to approve annual equity grants to executive officers at the August meeting of the Committee, with awards effective on the later of that date, or, if applicable, two days after the release of the earnings results for the fiscal year. Awards must be made subject to an annual equity pool approved by the Board of Directors, which for Fiscal 2008 was approximately 2.1 million shares. Management is required to provide quarterly tracking updates to the Committee regarding equity use. The Company does not have any program, plan, or practice to time the grant of equity-based awards to our executive officers in coordination with the release of material non-public information. All equity awards to executive officers are made under the Company's stockholder-approved stock plans. The per share exercise price of stock options cannot be less than the closing sale price of a share of the Company's common stock on the NASDAQ Stock Market on the grant date.

  Equity Ownership Guidelines

        We believe that the executive officers should own and hold common stock of the Company to further align their interests and actions with the interests of stockholders. Executive officers are expected to own and hold 50 percent of the number of shares that constitute their target annual award of stock options or other equity awards. Stock ownership levels should be achieved by each executive officer within five years of the adoption of these guidelines in August 2006, or five years of first appointment as an executive officer. Until the guideline is achieved, each such executive officer is encouraged to retain at least 10 percent of net shares obtained through the Company's stock incentive plans.

        Stock that counts toward the satisfaction of these guidelines include: shares of common stock owned outright by the executive officer or his or her immediate family members who share the same household; restricted stock where the restrictions have lapsed; shares acquired upon stock option exercise; and shares purchased in the open market in compliance with the law and the Company's trading policies. Failure to comply with these guidelines will result in executive officers' ineligibility for any additional stock options or restricted stock grants until they are in compliance.

  Regulatory Considerations

        Certain tax and accounting requirements may influence the design and operation of our executive compensation program.

  Section 162(m)—Compensation Deduction Limit

        Section 162(m) of the Code establishes a limitation on the deductibility of compensation payable in any particular tax year to the CEO and certain other NEOs. Section 162(m) of the Code generally provides that publicly-held companies cannot deduct compensation paid to top officers to the extent that such compensation exceeds $1 million per officer. Compensation that is "performance-based" compensation within the meaning of the Code does not count toward the $1 million limit. Though currently non-taxpaying, and as such with no 162(m) tax liabilities, to the extent consistent with its overall compensation practices and philosophy and where it is legally entitled to do so, the Company intends to structure compensation arrangements in the future to maximize the deductibility of compensation under 162(m).

  Section 409A—Treatment of Nonqualified Deferred Compensation

        Section 409A of the Code requires that amounts that qualify as "nonqualified deferred compensation" satisfy certain requirements with respect to the timing of deferral elections, timing of payments, and certain other matters. Generally, the Committee intends to administer our executive compensation program and design individual compensation elements, as well as the compensation plans and arrangements for our employees generally, so that they are either exempt from, or satisfy the requirements of, Section 409A. We believe that the Company is currently operating such plans and arrangements in compliance with Section 409A. From time to time, we may be required to amend some of our compensation plans and arrangements to ensure that they are either exempt from, or compliant with, Section 409A.

  SFAS 123(R)—Valuation of Share-Based Compensation

        The Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is SFAS 123(R), the standard which governs the accounting treatment of certain stock-based compensation. Among other things, SFAS 123(R) requires the Company to record a compensation expense in our income statement for all equity awards granted to our executives and other employees. This compensation expense is based on the grant date fair value of the equity awards granted and, in most cases, will be recognized ratably over the award's requisite service period (which, generally, will correspond to the award's vesting schedule).

 REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this Proxy Statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended June 29, 2008. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

                      By the Members of the Compensation Committee

                      Elizabeth A. Fetter, Chair
                      James A. Chiddix
                      Richard N. Snyder

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of the Board is currently composed of non-employee directors Elizabeth A. Fetter, Chair, James A. Chiddix and Richard N. Snyder. No interlocking relationship exists between the Board and the compensation committee of any other company, nor has any such interlocking relationship existed in the past. No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has had one or more executive officers serving as a member of the Company's Board of Directors or the Compensation Committee.

Summary Compensation

        The following table shows compensation information for the fiscal year ended June 29, 2008 for the named executive officers.

Summary Compensation Table For Fiscal 2008

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Thomas W. Steipp	2008 2007	500,000 475,000	— —	280,291 244,994	248,301 480,810	— 400,000	9,470 16,101	1,038,062 1,616,905
William Slater(4)	2008 2007	320,000 320,000	— —	154,076 142,865	132,835 226,740	— 169,600	8,953 4,400	615,865 863,605
Bruce Bromage	2008 2007	290,000 275,000	— —	107,890 97,999	92,053 147,835	— 166,400	8,465 4,400	498,409 691,633
Nancy J. Shemwell(5)	2008 2007	84,615 275,000	— 50,000	95,342 109,680	104,104 218,647	— 185,900	507,849 4,400	791,910 843,627
David Cox(6)	2008 2007	270,000 232,692	— —	45,175 —	167,304 175,184	— 113,100	325,856 4,400	808,335 525,377
James Armstrong(7)	2008	260,385	—	37,646	100,297	—	6,065	404,393
Paul Chermak(8)	2008	184,039	—	—	61,681	—	6,238	251,958

(1)
These amounts reflect the value for accounting purposes for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by vesting in a restricted stock or restricted stock award). This column represents the dollar amount recognized for financial statement reporting purposes for the fiscal years ended June 29, 2008 and July 1, 2007 for awards of restricted stock granted to each of the Named Executive Officers in 2008 as well as prior fiscal years, in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No stock awards were forfeited by any of the Named Executive Officers in the fiscal years ended June 29, 2008 or July 1, 2007. For additional information, see Note 15 of our financial statements in the Form 10-K for the year ended June 29, 2008, as filed with the SEC. See the Grants of Plan-Based Awards Table for information on stock awards granted in 2008.

(2)
These amounts reflect the value for accounting purposes for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising stock options). This column represents the dollar amount recognized for financial statement reporting purposes for the fiscal years ended June 29, 2008 and July 1, 2007 for stock options granted to each of the Named Executive Officers in 2008 as well as prior fiscal years, in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No stock options were forfeited by any of the Named Executive Officers in the fiscal years ended June 29, 2008 or July 1, 2007. For additional information on the valuation assumptions underlying the value of these awards for the 2008 grants, see Note 15 of our financial statements in the Form 10-K for the year ended June 29, 2008, as filed with the SEC. See the Grants of Plan-Based Awards Table for information on options granted in the fiscal year ended June 29, 2008.

(3)
Amounts for the fiscal year ended June 29, 2008 are solely for 401(k) matches and additional medical benefits for each Named Executive Officer, except for:

a)
Ms. Shemwell, whose "All other compensation" includes $453,751 of severance payments, $11,790 in medical benefits and $42,308 in accrued vacation that was paid out at the time her employment terminated; and

  b)
  Mr. Cox, whose "All other compensation" includes $298,125 of severance payments, $14,647 in medical benefits, $3,911 for his 401(k) match and $9,173 in accrued vacation that was paid out at the time his employment terminated

(4)
In June 2008, Mr. Slater informed us of his intention to resign. We expect Mr. Slater's employment to end on September 30, 2008.

(5)
Ms. Shemwell's employment with Symmetricom terminated effective October 12, 2007.

(6)
Mr. Cox's employment with Symmetricom terminated effective June 29, 2008.

(7)
Mr. Armstrong was promoted to Executive Vice President and General Manager of Telecom Solutions Division on February 13, 2008.

(8)
Mr. Chermak joined the Company as Executive Vice President, Global Sales and Support on November 8, 2007.

Grants of Plan-Based Awards

        The following table shows all plan-based awards granted to the Named Executive Officers during the fiscal year ended June 29, 2008. The option awards and the unvested portion of the stock awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal 2008 Year-End Table on the following page.

Grants of Plan-Based Awards For Fiscal 2008

					All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Thomas W. Steipp	8/13/2007 8/13/2007	187,500	375,000	750,000	50,000	100,000	5.17	258,500 202,443
William Slater	8/13/2007 8/13/2007	80,000	160,000	320,000	25,000	50,000	5.17	129,250 101,221
Bruce Bromage	8/13/2007 8/13/2007	72,500	145,000	290,000	18,000	35,000	5.17	93,060 70,855
Nancy J. Shemwell	8/13/2007 8/13/2007	68,750	137,500	275,000	13,000	25,000	5.17	67,210 50,611
David Cox	8/13/2007 8/13/2007	66,250	132,500	265,000	18,000	35,000	5.17	93,060 70,855
James Armstrong	8/13/2007 8/13/2007 2/5/2008	55,700	111,400	222,800	15,000	30,000 50,000	5.17 3.94	77,550 60,733 71,819
Paul Chermak	11/5/2007	72,500	145,000	290,000		120,000	4.18	186,513

(1)
These amounts reflect the value for accounting purposes for these awards and do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options or by vesting in a restricted stock award). The value of a stock award or option award is based on the fair value as of the grant date of such award determined pursuant to SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions underlying the grant date fair value of these awards, see Note 15 of our financial statements in the Form 10-K for the year ended June 29, 2008, as filed with the SEC.

Outstanding Equity Awards

        The following table shows all outstanding equity awards held by the Named Executive Officers at the end of fiscal 2008, which ended on June 29, 2008.

Outstanding Equity Awards at Fiscal 2008 Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Thomas W. Steipp	57,562 109,905 160,000 150,000 40,000 25,000 —	— — — 40,000 75,000 100,000	(2) (3) (4)	5.83 4.33 9.75 7.25 9.42 6.88 5.17	8/27/09 6/7/12 4/7/14 8/6/14 8/4/10 8/11/11 8/2/12	13,500 37,500 50,000	(13) (14) (15)	52,650 146,250 195,000
William Slater	4,406 60,000 65,000 17,500 16,250 —	— — — 17,500 48,750 50,000	(2) (5) (6)	4.33 9.75 7.25 9.42 6.88 5.17	6/7/12 4/7/14 8/6/14 8/4/10 8/11/11 8/2/12	6,000 24,375 25,000	(13) (16) (17)	23,400 95,063 97,500
Bruce Bromage	20,000 35,000 40,000 35,000 12,500 11,250 —	— — — — 12,500 33,750 35,000	(2) (7) (8)	5.02 5.02 9.75 7.25 9.42 6.88 5.17	5/24/12 5/24/12 4/7/14 8/6/14 8/4/10 8/11/11 8/2/12	4,000 16,875 18,000	(13) (18) (19)	15,600 65,813 70,200
David Cox	37,500 12,500	— —		7.98 8.46	4/5/11 10/30/11
James Armstrong	12,500 — —	37,500 30,000 50,000	(9) (10) (11)	7.97 5.17 3.94	9/4/11 8/2/12 2/4/13	15,000	(20)	58,500
Paul Chermak	—	12,0000	(12)	4.18	11/5/12

(1)
Value is based on the closing price of Symmetricom's common stock of $3.90 on June 29, 2008, as reported on The NASDAQ Stock Market LLC.

(2)
The option was granted on August 4, 2005. All of the shares vested on August 4, 2008.

(3)
The option was granted on August 11, 2006. 25,000 shares vested on August 11, 2008. Assuming continued employment with Symmetricom, 50,000 shares will vest on August 11, 2009.

(4)
The option was granted on August 2, 2007. 25,000 shares vested on August 2, 2008. Assuming continued employment with Symmetricom, 25,000 shares will vest on August 2, 2009 and 50,000 shares will vest on August 2, 2010.

(5)
The option was granted on August 11, 2006. 16,250 shares vested on August 11, 2008. Assuming continued employment with Symmetricom, 32,500 shares would vest on August 11, 2009, but because Mr. Slater's employment is expected to end on September 30, 2008, the remaining 32,500 shares will be cancelled as of his termination date.

(6)
The option was granted on August 2, 2007. 12,500 shares vested on August 2, 2008. Assuming continued employment with Symmetricom, 12,500 shares would vest on August 2, 2009 and 25,000 would vest on August 2, 2010, but because Mr. Slater's employment is expected to end on September 30, 2008, the remaining 37,500 shares will be cancelled as of his termination date.

(7)
The option was granted on August 11, 2006. 11,250 shares vested on August 11, 2008. Assuming continued employment with Symmetricom, 22,500 shares will vest on August 11, 2009.

(8)
The option was granted on August 2, 2007. 8,750 shares vested on August 2, 2008. Assuming continued employment with Symmetricom, 8,750 shares will vest on August 2, 2009 and 17,500 shares will vest on August 2, 2010.

(9)
The option was granted on September 4, 2006. 12,500 shares vested on September 4, 2008. Assuming continued employment with Symmetricom, 25,000 shares will vest on September 4, 2009.

(10)
The option was granted on August 2, 2007. 7,500 shares vested on August 2, 2008. Assuming continued employment with Symmetricom, 7,500 shares will vest on August 2, 2009 and 15,000 shares will vest on August 2, 2010.

(11)
The option was granted on February 4, 2008. Assuming continued employment with Symmetricom, 12,500 shares each will vest on February 4, 2009 and February 4, 2010, and 25,000 shares will vest on February 4, 2011.

(12)
The option was granted on November 5, 2007. Assuming continued employment with Symmetricom, 30,000 shares each will vest on November 5, 2008 and November 5, 2009, and 60,000 shares will vest on November 5, 2010.

(13)
The stock award was granted on August 4, 2005. All of the shares vested on August 4, 2008.

(14)
The stock award was granted on August 11, 2006. 12,500 shares vested on August 11, 2008. Assuming continued employment with Symmetricom, 25,000 shares will vest on August 11, 2009.

(15)
The stock award was granted on August 2, 2007. 12,500 shares vested on August 2, 2008. Assuming continued employment with Symmetricom, 12,500 shares will vest on August 2, 2009 and 25,000 shares will vest on August 2, 2010.

(16)
The stock award was granted on August 11, 2006. 8,125 shares vested on August 11, 2008. Assuming continued employment with Symmetricom, 16,250 shares would vest on August 11, 2009, but because Mr. Slater's employment is expected to end on September 30, 2008, the remaining 16,250 shares will be forfeited as of his termination date.

(17)
The stock award was granted on August 2, 2007. 6,250 shares vested on August 2, 2008. Assuming continued employment with Symmetricom, 6,250 shares would vest on August 2, 2009 and 12,500 would vest on August 2, 2010, but because Mr. Slater's employment is expected to end on September 30, 2008, the remaining 18,750 shares will be forfeited as of his termination date.

(18)
The stock award was granted on August 11, 2006. 5,625 shares vested on August 11, 2008. Assuming continued employment with Symmetricom, 11,250 shares will vest on August 11, 2009.

(19)
The stock award was granted on August 2, 2007. 4,500 shares vested on August 2, 2008. Assuming continued employment with Symmetricom, 4,500 shares will vest on August 2, 2009 and 9,000 shares will vest on August 2, 2010.

(20)
The stock award was granted on August 2, 2007. 3,750 shares vested on August 2, 2008. Assuming continued employment with Symmetricom, 3,750 shares will vest on August 2, 2009 and 7,500 shares will vest on August 2, 2010.

Option Exercises and Stock Vested

        The following table shows all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by the Named Executive Officers during fiscal 2008, which ended on June 29, 2008.

Option Exercises (1) and Stock Vested For Fiscal 2008

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Thomas W. Steipp	19,250	113,495
William Slater	11,125	63,726
Bruce Bromage	7,625	43,561
Nancy J. Shemwell	7,625	43,561
David Cox	—	—
James Armstrong	—	—
Paul Chermak	—	—

(1)
There were no option exercises in the fiscal year ended June 29, 2008.

(2)
The value realized equals the fair market value of our common stock on the vesting date, multiplied by the number of shares that vested.

Nonqualified Deferred Compensation

        The following table shows Nonqualified Deferred Compensation information for the Named Executive Officers.

Nonqualified Deferred Compensation For Fiscal 2008

Name	Executive Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Thomas W. Steipp	—	(29,172)	—	151,856
William Slater	19,200	(27,467)	—	310,922
Bruce Bromage	105,706	(54,779)	—	376,253
Nancy J. Shemwell	—	—	—	—
David Cox	—	—	—	—
James Armstrong	—	—	—	—
Paul Chermak	—	—	—	—

(1)
Contributions in this column were reported as salary in the Summary Compensation Table for the fiscal year ended June 29, 2008.

(2)
No portion of the earnings in this column is included in the Summary Compensation Table for the fiscal year ended June 29, 2008 because they are not considered preferential or above market.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table sets forth information as of June 29, 2008 with respect to compensation plans under which our equity securities are authorized for issuance.

Equity Compensation Plan Information
As of June 29, 2008

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation plans approved by security holders	5,092,517	$7.14	2,249,723
Equity Compendation plans not approved by security holders	—	$—	—

Total	5,092,517	$7.14	2,249,723

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Employment and Executive Severance Agreement with Thomas W. Steipp

        On September 10, 2007, we entered an employment and executive severance agreement with Thomas W. Steipp. The agreement consolidates, supersedes and replaces the previous employment agreement and previous change of control agreement with Mr. Steipp, each dated as of July 1, 2001 and filed with the SEC on September 20, 2001. The Board believes that it is in our best interest and the best interest of our stockholders to provide our Chief Executive Officer with the benefits contained in the agreement to retain his services.

        The employment and executive severance agreement provides for an initial term of employment through December 31, 2007 and is automatically renewable for one-year terms on an annual basis. Mr. Steipp's annual base salary for the fiscal year ended June 29, 2008 was $500,000 and he is eligible to receive up to 75% of his base salary as target incentive compensation, as determined by the Compensation Committee. Mr. Steipp has the same eligibility to participate in our current stock option plan and in future stock option plans as other executives.

        Mr. Steipp's agreement provides that, in the event of his termination by us without cause or by Mr. Steipp for good reason, absent a change of control:

  •
  we will pay Mr. Steipp a lump sum payment equal to his then annual base salary and 100% of his target bonus for the prior year,

  •
  we will provide Mr. Steipp 100% coverage of health, dental and life insurance following termination until the earlier of 18 months following such date, or the date that he and his dependents are covered by comparable plans by another employer,

  •
  one third of the unvested stock options and one third of the unvested restricted stock then held by Mr. Steipp will immediately vest, and Mr. Steipp will have until the first anniversary of the date of termination to exercise such options, and

  •
  we will forgive certain indebtedness of Mr. Steipp to us (as described under "Loan to Thomas W. Steipp" below, all such loans have been fully repaid as of June 29, 2008).

        The agreement provides for the following benefits upon the occurrence of certain termination events within 12 months following a change of control of our company:

  •
  we will pay Mr. Steipp a lump sum equal to three times the sum of his then base salary and 100% of his target bonus for the prior year,

  •
  all of Mr. Steipp's outstanding unvested stock options and restricted stock will immediately vest, and

  •
  we will provide Mr. Steipp 100% coverage of health, dental and life insurance following termination until the earlier of 18 months following such date, or the date that he and his dependents are covered by comparable plans by another employer.

        The above rights are triggered by a termination of Mr. Steipp within 12 months following a change of control where the termination results from: (i) an involuntary termination by us without cause, (ii) death or disability, or (iii) a voluntary termination by Mr. Steipp for good reason. Good reason includes a significant reduction in authority or duties, the relocation of Mr. Steipp's principal place of employment more than 30 miles from his current residence, or a reduction in the base salary, incentive compensation, equity compensation, or other benefits received prior to the change of control.

        Mr. Steipp's agreement further provides for gross-up payments to Mr. Steipp in the event he is subject to the tax code's excise tax on so-called excess parachute payments. For purposes of the agreement, a change of control includes (1) the sale or disposition of all, or substantially all, of our assets substantially as an entirety to a person, entity or group acting in concert; (2) any transaction or series of related transactions by which a person, entity or group becomes the beneficial owner of 45% or more of the aggregate voting power of all classes of our common stock, unless such entity is one of our subsidiaries, an entity formed by us to hold such securities, or one of our employee stock ownership plans; (3) certain changes in the composition of our board of directors occurring within a two-year period; or (4) a merger or consolidation of us with any other company in which our stockholders immediately before the transaction own less than 55% of the outstanding voting securities of the surviving entity, or its parent, immediately after the transaction.

        The following table describes the potential payments and benefits that would have been triggered by a termination of Mr. Steipp's employment absent a change in control, by the Company without cause or by Mr. Steipp for good reason, in each case assuming his employment had been terminated on June 29, 2008:

Name	Salary	Bonus	Perquisites and Benefits	Accrued Vacation	Equity Acceleration	Total
Tom Steipp	$500,000	$375,000	$25,579	$76,923	$131,300	$1,108,802

(1)
For this table, as well as the other related tables shown below, the equity acceleration for stock options is equal to the excess of our share price of $3.90 on June 29, 2008, over the exercise price of the option, multiplied by the number of shares which would have become vested and exercisable. For restricted stock, the equity acceleration is equal to our share price of $3.90 on June 29, 2008, multiplied by the number of shares which would have become vested.

        The following table describes the potential payments and benefits that would have been triggered by a termination of Mr. Steipp's employment following a change in control, by the Company without cause or by Mr. Steipp for good reason, in each case assuming his employment had been terminated on June 29, 2008:

Name	Salary	Bonus	Perquisites and Benefits	Accrued Vacation	Equity Acceleration	Total
Tom Steipp(1)	$1,500,000	$1,125,000	$25,579	$76,923	$393,900	$3,121,402

(1)
Because the value of Mr. Steipp's change-in-control severance payments and benefits does not exceed three-times his "base amount" within the meaning of Section 280G of the tax code, Mr. Steipp will not be subject to excise taxation under Section 4999 of the tax code and will not be paid an excise tax gross-up. For purposes of this excise tax calculation, Mr. Steipp's change-in-control severance payments and benefits were valued assuming (1) a 3.99% risk free rate, (2) 44.9% stock option volatility, and (3) 2.07% and 3.17% short-term and mid-term applicable federal rates respectively. All equity grants were assumed to be not contingent on a change-in-control, within the meaning of Section 280G of the tax code and the regulations promulgated thereunder.

Loan to Thomas W. Steipp

        In March 1998, in connection with his acceptance of employment with us and the related relocation of his personal residence, Mr. Steipp borrowed $400,000 from us pursuant to a Promissory Note Secured by Deed of Trust bearing interest at the rate of 6% per year (the "Interest Bearing Note") and $500,000 pursuant to a separate Promissory Note Secured by Deed of Trust that is interest free (the "Interest Free Note"). By their terms both the Interest Bearing Note and the Interest Free Note become fully due and payable upon the earliest to occur of: (i) five days after Mr. Steipp's voluntary resignation or termination for good cause; (ii) 360 days after Mr. Steipp's termination by us without good cause; (iii) on the date of transfer of Mr. Steipp's principal residence, under certain circumstances; or (iv) on March 25, 2008. The Interest Free Note is secured by a deed of trust on Mr. Steipp's principal residence, and the Interest Bearing Note was secured by a second deed of trust on Mr. Steipp's principal residence. The principal and interest on the Interest Bearing Loan was forgiven at the end of June 2001. The Interest Free Note does not provide for such forgiveness. However, Mr. Steipp's employment and executive severance agreement provides that we will forgive any remaining amounts due on the Interest Free Note if Mr. Steipp is terminated without cause or voluntarily resigns for good reason, and within 30 days of such forgiveness of indebtedness, we will pay Mr. Steipp in a single lump sum a gross-up amount for payment of taxes (including any interest or penalties imposed with respect to such taxes) imposed upon the forgiveness of indebtedness. During the fiscal year ended June 29, 2008, the entire amount of the $500,000 Interest Free Note was repaid.

Change of Control Agreements with William Slater, Bruce K. Bromage, Nancy Shemwell, David Cox, Paul Chermak and James Armstrong

        The company has entered an executive severance benefits agreement with each of the above officers of the company. As previously disclosed, Ms. Shemwell's employment with the Company terminated effective October 12, 2007, Mr. Cox's employment with the Company terminated effective June 29, 2008, and Mr. Slater, who announced his intention to resign from the Company on June 27, 2008, is expected to leave the Company on September 30, 2008. The executive severance benefits agreement with each executive officer provides that if at any time prior to a change of control of the company or more than twelve months following a change of control of the company, such executive officer's employment is terminated by the company without cause or by constructive termination, then such executive officer is entitled to the following severance benefits:

          (1)   base salary for six, nine or twelve months depending on the length of the executive officer's employment by the company;

          (2)   the executive officer's target bonus for the fiscal year during which the termination occurs prorated by six, nine or twelve months depending on the length of the executive officer's employment with the company; and

          (3)   health benefits for the executive officer and his or her dependents for six, nine or twelve months depending on the length of the executive officer's employment by the company (or the earlier expiration of the COBRA continuation period).

        The agreement also provides that if at any time within twelve months following a change of control of the company, the executive officer's employment is terminated by the company without cause or by constructive termination, then such executive officer is entitled to the following severance benefits:

          (1)   base salary for twelve months;

          (2)   the sum of (a) the executive officer's target annual bonus for the fiscal year during which the termination occurs prorated by the portion of the fiscal year that the executive officer was employed by the company plus (b) the full target annual bonus for such fiscal year;

          (3)   immediate vesting of any unvested stock option or other stock awards; and

          (4)   health benefits for the executive officer and his or her dependents for twelve months (or the earlier expiration of the COBRA continuation period).

        For purposes of these agreements, a change of control includes the acquisition, directly or indirectly, by any person or group of 50% or more of the combined voting power of the company's then outstanding securities, other than an acquisition by (1) a fiduciary of one of the company's employee benefit plans or (2) the company or a corporation owned, directly or indirectly, by the stockholders of the company in substantially the same proportions as their ownership of the stock of the company; however, an acquisition of company securities by the company that causes any person or group to own 50% or more of the combined voting power of the company's then outstanding securities will not constitute a change of control unless such person or group becomes the beneficial owner of any additional voting securities of the company following such acquisition. A change of control also includes a merger or other reorganization, the sale or other disposition of all or substantially all of the company's assets or the acquisition of assets or stock of another entity, unless the company's voting securities outstanding immediately before the transaction continue to represent at least a majority of the combined voting power of the successor entity's outstanding voting securities.

        The following table describes the potential payments and benefits that would have been triggered by a termination of the above officers' employment absent a change in control, by the Company without cause or by the officer for good reason, in each case assuming his or her employment had been terminated on June 29, 2008:

Name	Salary	Bonus	Perquisites and Benefits	Accrued Vacation	Total
William Slater	$320,000	$160,000	$17,053	$49,231	$546,283
Bruce Bromage	290,000	145,000	22,589	42,485	500,074
Paul Chermak	290,000	145,000	17,402	10,628	463,030
James Armstrong	290,000	145,000	23,862	15,278	474,139
David Cox(1)	198,750	99,375	18,647	9,173	315,945
Nancy Shemwell(2)	275,000	178,751	11,790	42,308	507,849

(1)
As previously discussed, Mr. Cox's employment with the Company terminated effective June 29, 2008. The amounts represent all amounts payable upon Mr. Cox's termination, all of which will be paid out in Fiscal 2009, except accrued vacation which was paid out in Fiscal 2008.

(2)
As previously discussed, Ms. Shemwell's employment with the Company terminated effective October 12, 2007. The amounts represent all amounts payable upon Ms. Shemwell's termination, including the following amounts which will be paid out in Fiscal 2009: severance payments of $79,327 relating to salary, $51,563 related to bonus and $3,932 related to perquisites and benefits.

        The following table describes the potential payments and benefits that would have been triggered by a termination of the above officers' employment following a change in control, by the Company without cause or by the officer for good reason, in each case assuming his or her employment had been terminated on June 29, 2008:

Name	Salary	Bonus	Perquisites and Benefits	Accrued Vacation	Equity Acceleration	Total
William Slater	$320,000	$160,000	$17,053	$49,231	$215,963	$762,246
Bruce Bromage	290,000	145,000	22,589	42,485	151,613	651,686
Paul Chermak	290,000	145,000	17,402	10,628	—	463,030
James Armstrong	290,000	145,000	23,862	15,278	58,500	532,639

Policies and Procedures with Respect to Related Party Transactions

        Our Audit Committee is responsible for reviewing and approving in advance any substantive related party transactions. Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members. This obligation is set forth in writing in the Audit Committee charter. A copy of the Audit Committee charter is accessible on our website at http://www.symmetricom.com, in the section titled, "Investor Relations" under the subsection titled, "Charters and Policies."

        To help identify related party transactions, each year, we submit and require our directors and officers to complete director and officer questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest.

        In addition, our code of business conduct and ethics establishes the corporate standards of behavior for all our employees and officers, including the requirement to identify conflicts of interest. The code of conduct is available on our website at http://www.symmetricom.com, in the section titled, "Investors" under the subsection titled, "Charters and Policies." Our code of conduct requires any employee, officer or director who becomes aware of a potential or actual conflict of interest to disclose it promptly to a supervisor or the chief executive officer or chief financial officer. In addition, our code of conduct requires any person who becomes aware of any departure from the standards in our code of conduct to report his or her knowledge promptly to their supervisor.

 REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Audit Committee Report

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended June 29, 2008, which include the consolidated balance sheets of the Company as of July 1, 2007, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years for the period ended June 29, 2008, July 1, 2007 and July 2, 2006 and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review with Management

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company's audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Review and Discussion with Independent Registered Public Accounting Firm

        The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent registered public accounting firm, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

        The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles in the United States of America, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with their independence.

        The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for their audits. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls in connection with their audit procedures, and the overall quality of the Company's financial reporting.

Conclusion

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form l0-K for the year ended June 29, 2008 for filing with the SEC. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company's independent registered public accounting firm.

By the Members of the Audit Committee
Robert M. Neumeister Jr., Chair Alfred F. Boschulte Elizabeth A. Fetter

 OTHER MATTERS

        The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend.

        It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to mark, sign, date and return the accompanying Proxy as promptly as possible in the postage-paid envelope enclosed for that purpose.

        Any person who was a beneficial owner of common stock on the record date for the 2008 Annual Meeting may obtain a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 29, 2008 filed with the Securities and Exchange Commission without charge (except for exhibits to such annual report which will be furnished upon payment of the Company's reasonable expenses in furnishing such exhibits). The request for such materials should identify the person making the request as a stockholder of the Company as of the record date and should be directed to Investor Relations, Symmetricom, Inc., 2300 Orchard Parkway, San Jose, CA 95131-1017.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ WILLIAM SLATER William Slater Corporate Secretary
Dated: September 26, 2008

APPENDIX A:

SYMMETRICOM, INC.
2006 INCENTIVE AWARD PLAN
(As Amended Through September 10, 2008)

ARTICLE 1.

PURPOSE

        The purpose of the Symmetricom, Inc. 2006 Incentive Award Plan (the "Plan") is to promote the success and enhance the value of Symmetricom, Inc. (the "Company") by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent.

ARTICLE 2.
DEFINITIONS AND CONSTRUCTION

        Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

        2.1   "Award" means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

        2.2   "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

        2.3   "Board" means the Board of Directors of the Company.

        2.4   "Change of Control" Change of Control means:

          (a)   the acquisition, directly or indirectly, by any "person" or "group" (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act of "beneficial ownership" (as determined pursuant to Rule 13d-3 under the Exchange Act of securities entitled to vote generally in the election of directors ("voting securities") of the Company that represent fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities, other than:

              (i)  an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

             (ii)  an acquisition of voting securities by the Company or a corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company.

          Notwithstanding the foregoing, the following event shall not constitute an "acquisition" by any person or group for purposes of this Section: an acquisition of the Company's securities by the Company that causes the Company's voting securities beneficially owned by a person or group to represent fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition shall constitute a Change of Control; or

          (b)   the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company's assets or (z) the acquisition of assets or stock of another entity, in each case other than a transaction which results in the Company's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "Successor Entity")) directly or indirectly, at least a majority of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction.

        2.5   "Code" means the Internal Revenue Code of 1986, as amended.

        2.6   "Committee" means the committee of the Board described in Article 12.

        2.7   "Consultant" means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and (c) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.

        2.8   "Covered Employee" means an Employee who is, or could be, a "covered employee" within the meaning of Section 162(m) of the Code.

        2.9   "Deferred Stock" means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5.

        2.10 "Disability" means that the Participant qualifies to receive long-term disability payments under the Company's long-term disability insurance program, as it may be amended from time to time.

        2.11 "Dividend Equivalents" means a right granted to a Participant pursuant to Section 8.3 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

        2.12 "Effective Date" shall have the meaning set forth in Section 13.1.

        2.13 "Eligible Individual" means any person who is an Employee, a Consultant or an Independent Director, as determined by the Committee.

        2.14 "Employee" means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

        2.15 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.16 "Fair Market Value" means, as of any given date, (a) if Stock is traded on an exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Stock is not traded on an exchange but is quoted on a quotation system the mean between the closing representative bid and asked prices for the Stock on such date, or if no sale occurred on such date, the first date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by such quotation system; or (c) if Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

        2.17 "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

        2.18 "Independent Director" means a member of the Board who is not an Employee of the Company.

        2.19 "Non-Employee Director" means a member of the Board who qualifies as a "Non-Employee Director" as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.

        2.20 "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

        2.21 "Option" means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

        2.22 "Participant" means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

        2.23 "Performance-Based Award" means an Award granted to selected Covered Employees pursuant to Section 8.7, but which is subject to the terms and conditions set forth in Article 9.

        2.24 "Performance Bonus Award" has the meaning set forth in Section 8.7.

        2.25 "Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders' equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

        2.26 "Performance Goals" means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

        2.27 "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance-Based Award.

        2.28 "Performance Share" means a right granted to a Participant pursuant to Section 8.1, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

        2.29 "Performance Stock Unit" means a right granted to a Participant pursuant to Section 8.2, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

        2.30 "Prior Plans" means, collectively, the following plans of the Company: the 1999 Director Stock Option Plan; the 1999 Employee Stock Option Plan and the 2002 Employee Stock Plan in each case as such plan may be amended from time to time.

        2.31 "Plan" means this Symmetricom, Inc. 2006 Incentive Award Plan, as it may be amended from time to time.

        2.32 "Qualified Performance-Based Compensation" means any compensation that is intended to qualify as "qualified performance-based compensation" as described in Section 162(m)(4)(C) of the Code.

        2.33 "Restricted Stock" means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

        2.34 "Restricted Stock Unit" means an Award granted pursuant to Section 8.6.

        2.35 "Securities Act" shall mean the Securities Act of 1933, as amended.

        2.36 "Stock" means the common stock of the Company, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

        2.37 "Stock Appreciation Right" or "SAR" means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

        2.38 "Stock Payment" means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.4.

        2.39 "Subsidiary" means any "subsidiary corporation" as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

        3.1    Number of Shares.

          (a)   Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be the sum of: (i) 9,200,000 shares and (ii) any shares of Stock which as of the Effective Date are available for issuance under any of the Prior Plans and which following the Effective Date are not issued under the Prior Plans (including shares of Stock that are subject to stock options and other equity awards outstanding under the Prior Plans that expire, are cancelled or otherwise terminate unexercised, or shares of Stock that otherwise would have reverted to the share reserves of the Prior Plans following the Effective Date); provided, however, that the maximum aggregate number of shares of Stock that may be issued or transferred pursuant to Awards under the Plan during the term of the Plan shall not exceed 15,021,331 shares, subject to Article 11. Any shares of Stock that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) share of Stock for every one (1) share of Stock granted. Any shares of Stock that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as two (2) shares of Stock for every one (1) share of Stock granted. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan.

          (b)   To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Any shares of Stock that again become available for grant pursuant to this Section 3.1 shall be added back as (i) one (1) share of Stock if such shares were subject to Options or Stock Appreciation Rights, and (ii) as two (2) shares of Stock if such shares were subject to Awards other than Options or Stock Appreciation Rights. Notwithstanding anything to the contrary contained herein, the following shares of Stock shall not be added back to the shares authorized for grant under this Section 3.1: (i) shares of Stock tendered by the Participant or withheld by the Company in payment of the exercise price of an Option, (ii) shares of Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and (iii) shares of Stock that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. Notwithstanding the provisions of this Section 3.1(b), no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

        3.2    Stock Distributed.    Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

        3.3    Limitation on Number of Shares Subject to Awards.    Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during a calendar year (measured from the date of any grant) shall be 3,000,000 and the maximum amount that may be paid in cash during any calendar year with respect to any Performance-Based Award (including, without limitation, any Performance Bonus Award) shall be $2,000,000.

ARTICLE 4.

ELIGIBILITY AND PARTICIPATION

        4.1    Eligibility.    Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan; provided, that Independent Directors shall be eligible to be granted Awards in accordance with Section 11.1 of the Plan.

        4.2    Participation.    Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

        4.3    Foreign Participants.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

ARTICLE 5.

STOCK OPTIONS

        5.1    General.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

          (a)    Exercise Price.    The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that, subject to Section 5.2(d), the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

          (b)    Time and Conditions of Exercise.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed seven years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

          (c)    Payment.    The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) shares of Stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, after the Public Trading Date, no Participant shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

          (d)    Evidence of Grant.    All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

        5.2    Incentive Stock Options.    Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the provisions of this Section 5.2.

          (a)    Expiration.    Subject to Section 5.2(c), an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

              (i)  Seven years from the date it is granted, unless an earlier time is set in the Award Agreement;

             (ii)  Three months after the Participant's termination of employment as an Employee; and

            (iii)  One year after the date of the Participant's termination of employment or service on account of Disability or death. Upon the Participant's Disability or death, any Incentive Stock Options exercisable at the Participant's Disability or death may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant's last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

          (b)    Dollar Limitation.    The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

          (c)    Ten Percent Owners.    An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

          (d)    Notice of Disposition.    The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

          (e)    Right to Exercise.    During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

          (f)    Failure to Meet Requirements.    Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

ARTICLE 6.

RESTRICTED STOCK AWARDS

        6.1    Grant of Restricted Stock.    The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

        6.2    Issuance and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

        6.3    Forfeiture.    Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

        6.4    Certificates for Restricted Stock.    Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

        7.1    Grant of Stock Appreciation Rights.

          (a)   A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement; provided, however, that the term of a Stock Appreciation Right shall not exceed seven years from the date it is granted.

          (b)   A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.

        7.2    Payment and Limitations on Exercise.

          (a)   Subject to Section 7.2(b), payment of the amounts determined under Sections 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.

          (b)   To the extent any payment under Section 7.1(b) is effected in Stock, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8.

OTHER TYPES OF AWARDS

        8.1    Performance Share Awards.    Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

        8.2    Performance Stock Units.    Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

        8.3    Dividend Equivalents.

          (a)   Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

          (b)   Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

        8.4    Stock Payments.    Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

        8.5    Deferred Stock.    Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

        8.6    Restricted Stock Units.    The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 10.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

        8.7    Performance Bonus Awards.    Any Participant selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a "Performance Bonus Award") payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9.

        8.8    Term.    Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units shall be set by the Committee in its discretion.

        8.9    Exercise or Purchase Price.    The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

        8.10    Exercise upon Termination of Employment or Service.    An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments and Restricted Stock Units shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant's retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

        8.11    Form of Payment.    Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

        8.12    Award Agreement.    All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

ARTICLE 9.

PERFORMANCE-BASED AWARDS

        9.1    Purpose.    The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

        9.2    Applicability.    This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

        9.3    Procedures with Respect to Performance-Based Awards.    To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 or 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

        9.4    Payment of Performance-Based Awards.    Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

        9.5    Additional Limitations.    Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10.

PROVISIONS APPLICABLE TO AWARDS

        10.1    Stand-Alone and Tandem Awards.    Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

        10.2    Award Agreement.    Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant's employment or service terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

        10.3    Limits on Transfer.    No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant's family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant's family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a "blind trust" in connection with the Participant's termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company's lawful issue of securities.

        10.4    Beneficiaries.    Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant's spouse as his or her beneficiary with respect to more than 50% of the Participant's interest in the Award shall not be effective without the prior written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

        10.5    Stock Certificates; Book Entry Procedures.

          (a)   Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any

  Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

          (b)   Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

        10.6    Paperless Exercise.    In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless exercise of Awards by a Participant may be permitted through the use of such an automated system.

ARTICLE 11.

CHANGES IN CAPITAL STRUCTURE

        11.1    Grants of Awards to Independent Directors.    Notwithstanding anything herein to the contrary, the grant of any Award to an Independent Director shall be made by the Board pursuant to a written policy or program recommended by the Compensation Committee of the Board (or any other committee of the Board assuming such responsibilities) and approved by the Board (the "Independent Director Equity Compensation Policy") in its discretion. The Independent Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Independent Directors, the number of shares of Stock to be subject to Independent Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as may be set forth in the Independent Director Equity Compensation Policy and determined by the Compensation Committee of the Board (or such other committee) in its discretion.

        11.2    Adjustments.

          (a)   In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

          (b)   In the event of any transaction or event described in Section 11.2 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant's request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

              (i)  To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.3 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant's rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

             (ii)  To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

            (iii)  To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

            (iv)  To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

             (v)  To provide that the Award cannot vest, be exercised or become payable after such event.

        11.3    Acceleration Upon a Change in Control.    Notwithstanding Section 11.2, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant's Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.3, this Section 11.3 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

        11.4    No Other Rights.    Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12.

ADMINISTRATION

        12.1    Committee.    Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term "Committee" as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, shall delegate administration of the Plan to a Committee. Unless otherwise determined by the Board, the Committee shall consist solely of two or more members of the Board each of whom is an "outside director," within the meaning of Section 162(m) of the Code, a Non-Employee Director and an "independent director" under the rules of the principal securities market on which shares of Stock are traded). Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term "Committee" as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5. Appointment of Committee members shall be effective upon acceptance of appointment. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

        12.2    Action by the Committee.    A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

        12.3    Authority of Committee.    Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

          (a)   Designate Participants to receive Awards;

          (b)   Determine the type or types of Awards to be granted to each Participant;

          (c)   Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

          (d)   Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

          (e)   Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (f)    Prescribe the form of each Award Agreement, which need not be identical for each Participant;

          (g)   Decide all other matters that must be determined in connection with an Award;

          (h)   Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

          (i)    Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

          (j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

        12.4    Decisions Binding.    The Committee's interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

        12.5    Delegation of Authority.    To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE 13.

EFFECTIVE AND EXPIRATION DATE

        13.1    Effective Date.    The Plan is effective as of the date the Plan is approved by the Company's stockholders (the "Effective Date"). The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company's Bylaws.

        13.2    Expiration Date.    The Plan will expire on, and no Award may be granted pursuant to the Plan after the tenth anniversary of the Effective Date, except that no Incentive Stock Options may be granted under the Plan after the earlier of the tenth anniversary of (i) the date the Plan is approved by the Board or (ii) the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14.

AMENDMENT, MODIFICATION, AND TERMINATION

        14.1    Amendment, Modification, and Termination.    Subject to Section 15.14, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), (ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant or (iv) results in a material increase in benefits or a change in eligibility requirements.

        14.2    Repricing Prohibited.    Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, except as permitted by Article 11, (a) no Option or Stock Appreciation Right may be amended to reduce the exercise price per share of the Stock subject to such Award, (b) no Option or Stock Appreciation Right shall be cancelled and replaced with the grant of an Option or Stock Appreciation Right having a lesser price per share (or another Award), and (c) the Committee shall not offer to buyout an outstanding Option or Stock Appreciation Right for a payment in cash.

        14.3    Awards Previously Granted.    Except with respect to amendments made pursuant to Section 15.14, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15.

GENERAL PROVISIONS

        15.1    No Rights to Awards.    No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

        15.2    No Stockholders Rights.    Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

        15.3    Withholding.    The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant's employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant's federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

        15.4    No Right to Employment or Services.    Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

        15.5    Unfunded Status of Awards.    The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

        15.6    Indemnification.    To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss,

cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        15.7    Relationship to other Benefits.    No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

        15.8    Expenses.    The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

        15.9    Titles and Headings.    The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

        15.10    Fractional Shares.    No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

        15.11    Limitations Applicable to Section 16 Persons.    Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

        15.12    Government and Other Regulations.    The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

        15.13    Governing Law.    The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

        15.14    Section 409A.    To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

* * * * *

        I hereby certify that the foregoing Plan, as amended, was duly approved by the Board of Directors of Symmetricom, Inc. on September 10, 2008.

* * * * *

        I hereby certify that the foregoing Plan, as amended, was approved by the stockholders of Symmetricom, Inc. on                        , 2008.

        Executed on this                        day of                                    , 2008.

Corporate Secretary

SYMMETRICOM, INC. 2008 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Symmetricom, Inc., a Delaware corporation, hereby revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 26, 2008, and hereby appoints Thomas W. Steipp and William Slater, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Stockholders of Symmetricom, Inc. to be held on October 31, 2008, at 10:00 a.m., at the offices of the Company, at 2300 Orchard Parkway, San Jose, California 95131-1017, and at any adjournments or postponements thereof, and to vote all shares of common stock, which the undersigned would be entitled to vote if then and there personally present on the matters set forth below: THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NAMED HEREIN, “FOR” EACH PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, EITHER OF SUCH ATTORNEYS OR SUBSTITUTES SHALL HAVE AND MAY EXERCISE ALL OF THE POWERS OF SAID ATTORNEYS-IN-FACT HEREUNDER. (Continued and to be signed on the reverse side) 14475

ANNUAL MEETING OF STOCKHOLDERS OF SYMMETRICOM, INC. October 31, 2008 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20930300000000000000 7 103108 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of Directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: Robert T. Clarkson Thomas W. Steipp Alfred Boschulte James A. Chiddix Elizabeth A. Fetter Robert J. Stanzione Robert M. Neumeister, Jr. Dr. Richard W. Oliver Richard N. Snyder INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. 2. Proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the current fiscal year. FOR AGAINST ABSTAIN 3. Proposal to approve to the amendment and restatement of the Company's 2006 Incentive Award Plan to, among other things, increase the number of shares authorized for issuance thereunder by 5,500,000 shares. 4. The Board of Directors is not aware of any other business to come before the Annual Meeting. However, in their discretion, the Proxies appointed on the reverse side are authorized to vote in their discretion upon any other matters that may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 31, 2008
PROXY STATEMENT
GENERAL
PROPOSAL No. ONE ELECTION OF DIRECTORS
PROPOSAL No. TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY
PROPOSAL No. THREE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2006 INCENTIVE AWARD PLAN
OTHER INFORMATION
EXECUTIVE COMPENSATION AND RELATED INFORMATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OTHER MATTERS
FORM OF PROXY